As filed with the Securities and Exchange Commission on ___________, 1999

                                          Registration Statement No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                                   FORM SB-2
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------


                              FAMOUS FIXINS, INC.
                 ----------------------------------------------
                 (Name of Small Business Issuer in its charter)


         New York                      5140                  13-3865655
         --------               -----------------            ----------
  (State or jurisdiction        (Primary Standard         (I.R.S. Employer
     of incorporation       Industrial Classification      Identification
     or organization)             Code Number)                Number)

                          250 W. 57th Street, Suite 1112
                            New York, New York  10107
                                 (212) 245-7773
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                  Jason Bauer
                     Chief Executive Officer and President
                               Famous Fixins, Inc.
                          250 W. 57th Street, Suite 1112
                            New York, New York  10107
                                 (212) 245-7773
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                          Copies of communications to:

                                Dan Brecher, Esq.
                           Law Offices of Dan Brecher
                           99 Park Avenue, 16th Floor
                            New York New York 10016
                                 (212) 286-0747

      Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

                        CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------
                                              Proposed           Proposed
Title of each class                           Maximum            Maximum              Amount of
of securities                 Amount to be    Offering Price     Aggregate            Registration
to Be Registered              Registered      Per Unit(1)        Offering Price(1)    Fee(1)
--------------------------------------------------------------------------------------------------
Common Stock underlying 5%
Convertible Debentures,
Principal Amount $550,000     3,206,997(2)    $.343              $1,110,000           $305.80
--------------------------------------------------------------------------------------------------
Common Stock underlying
Warrants                        339,152       $.343              $  116,329           $ 32.34
--------------------------------------------------------------------------------------------------
Total                         3,546,149       $.343              $1,216,329           $338.14
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(c) under the Securities Act solely for purposes of calculating the Registration Fee. The fee is based upon the closing price for a share of common stock of the registrant $.343 on December 20, 1999.
(2) Such number represents 200% of the number of shares of common stock that are issuable upon conversion of the debentures based upon a conversion price of $.343. Pursuant to Rule 416 under the Securities Act, the registrant is also registering such indeterminate number of shares of common stock as may be issued from time to time upon conversion of the debentures as a result of the anti-dilution protection of the debentures. Pursuant to Rule 457(i), no registration fee is required for these shares.

      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

               SUBJECT TO COMPLETION, DATED _______ __, 1999

                                   PROSPECTUS

                               FAMOUS FIXINS, INC.

     3,206,997 shares of Common Stock underlying Convertible Debentures
            339,152 shares of Common Stock underlying Warrants

      This prospectus relates to a total of up to 3,546,149 shares of common stock of Famous Fixins, Inc., a New York corporation ("We", "Famous Fixins" or the "Company"), of which (i) 3,206,997 shares of common stock are issuable upon conversion of 5% convertible debentures with a $550,000 principal amount due October 30, 2002, and (ii) 339,152 shares of common stock are issuable upon exercise of 339,152 warrants. The securities issued to the selling stockholders were issued in transactions deemed to be exempt from registration under Section 4(2) of the Securities Act of 1933.

      We will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders. We will pay all of the expenses (other than selling commissions and fees and stock transfer taxes) of this prospectus.

      Our common stock is quoted on the OTC Bulletin Board under the symbol "FIXN".

      See "Risk Factors" beginning on page 4 for a discussion of certain Factors that should be considered by prospective investors.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of the disclosures in this Prospectus. Any representation to the contrary is a criminal offense.

               The date of this Prospectus is _______ __, 1999.

                           PROSPECTUS SUMMARY

ABOUT US

      Famous Fixins is a promoter and marketer of celebrity and athlete endorsed food products for sale in supermarkets and over the Internet. Our plan is to develop, market and sell specialty food products based on the diverse professional, cultural and ethnic backgrounds of various celebrities. We represent celebrities and create food products which include a line of breakfast cereals endorsed by high profile athletes and a line of salad dressings. We promote and market our products directly to supermarket chains. We also operate an electronic commerce site from which our products may be purchased. We utilize a nationwide network of food brokers to distribute our products in supermarket chains, restaurants and specialty retail stores throughout the United States. We enlist a third party manufacturer to produce our food products.

      We have recently significantly increased our roster of high profile celebrities and athletes who endorse food products that we promote and market. Famous Fixins' current roster includes superstar athletes Sammy Sosa of the Chicago Cubs, Cal Ripken, Jr. of the Baltimore Orioles, Jeff Bagwell, Craig Biggio, and Ken Caminiti of the Houston Astros, Derek Jeter of the New York Yankees, Alonzo Mourning of the Miami Heat, Jake Plummer of the Arizona Cardinals, Peyton Manning of the Indianapolis Colts, Tim Duncan of the San Antonio Spurs, the New York Mets baseball team, and Academy Award Winner actress Olympia Dukakis.

THE OFFERING


Total shares outstanding            10,462,624 shares of common stock

Common Stock offered for resale
     to the public                  3,546,149 shares of common stock

Price per share to the public       Market price at the time of resale

Proceeds from offering              We will not receive any of the
                                    proceeds from the sale of the shares
                                    of common stock offered by the
                                    selling stockholders.

Trading Symbol for common stock     FIXN

                              TABLE OF CONTENTS

                                                                        Page

Prospectus Summary                                                        2
Risk Factors                                                              4
   We Began Operations In 1997 And We May Not Be Profitable Or
      Generate Cash From Operations In The Future                         4
   We Have A Limited Market For Our Food Products                         4
   We Depend On Celebrity Endorsements For Our Products                   4
   We Depend On Endorsement Agreements With Celebrities And Need To
      Protect Proprietary Rights From Infringement                        5
   Consumer Satisfaction And Identification Of Products                   5
   Reliance On Distributors                                               5
   Reliance On Third-Party Manufacturers                                  5
   Risk Of Liability And Adequacy Of Insurance Coverage                   6
   We Have Sold Convertible Debentures And We May Need To Obtain
      Additional Capital To Fund Our Proposed Operations                  6
   We Operate In Very Competitive Markets                                 6
   Our Management Controls Our Company                                    7
   We May Not Be Able To Retain The Key Personnel We Need To Succeed 7 We May Be Liable For The Material Our Customers Distribute Over The
      Internet                                                            7
   Future Sales Of Our Common Stock By Our Existing Stockholders Could
      Have Adverse Effects                                                8
   Our Common Stock Does Not Trade Actively And May Be Subject To Great
      Price Volatility                                                    8
   You Will Not Earn Dividends On The Common Stock                        8
   Penny Stock Regulation                                                 8
   Year 2000 Issues May Affect Us                                         9
Use of Proceeds                                                          10
Management's Discussion and Analysis of Financial Conditions
   and Results of Operations                                             11
About Famous Fixins                                                      15
Our Management                                                           30
Executive Compensation                                                   32
Ownership of Securities                                                  36
Certain Relationships and Related Transactions                           38
Selling Stockholders                                                     39
Plan of Distribution                                                     41
Description of Securities                                                42
Legal Matters                                                            44
Experts                                                                  44
Indemnification                                                          44
Where You Can Find More Information                                      44
Index to Financial Statements                                            44

                                 RISK FACTORS

      You should carefully consider the risks described below before making an investment. Although the factors identified below are important factors, those are not the only ones facing us. If any of the following risks actually occur, our actual results could differ significantly, and the trading price of our common stock could decline, and you may lose all or part of your investment.

WE BEGAN OPERATIONS IN 1997 AND WE MAY NOT BE PROFITABLE OR GENERATE CASH FROM OPERATIONS IN THE FUTURE.

      We began our sales operations in March 1997 and we have a limited operating history upon which you can base an evaluation of our performance. We experienced losses in 1997 and 1998, our first two years of operations, primarily due to start-up costs, slowly developed marketing and distribution operations and the lack of sufficient licenses from celebrities for the use of their names and reputations in promoting food products. Further, we were hampered by an insufficient amount of credit and financing. Our sales were lower in 1998 than in 1997. Our operating revenues for the year ended December 31, 1998 were $276,006, a decrease of 23.1% as compared to operating revenues for the year ended 1997 of $358,791. We operated profitably in the three months ended September 30, 1999, earning $39,248, or $.004 per share basic and $.003 per share diluted, as compared to a net loss of $208,187, or $.031 per share basic and diluted, for the corresponding three month period in 1998. We operated at a loss of $109,420 for the nine months ended September 30, 1999, or $.011 per share basic and $.010 per share diluted, as compared to a net loss of $512,305, or $.080 per share basic and diluted, for the corresponding nine month period in 1998. We may incur operating losses and net losses for the near term as we incur additional costs associated with obtaining new celebrity endorsements, development of new food products, entry into new markets, and the expansion of our administrative, operational, marketing and sales organizations. We cannot assure you that our revenues will increase as a result of our increased spending. If revenues grow more slowly than we anticipate, or if operating expenses exceed our expectations, we may not become profitable. Even if we become profitable, we may be unable to sustain our profitability.

WE HAVE A LIMITED MARKET FOR OUR FOOD PRODUCTS.

      To date, we have had limited sales of our food products as compared to our national competitors. We cannot assure you that an adequate market exists for our products. If such a market were to develop, we cannot assure you that we will be able to compete successfully in that market. If such a market fails to develop, our products may be discontinued based upon poor sales. Due to our limited operating history and limited lines of products, some supermarket chains, especially in rural markets, may initially choose not to carry our products until such products develop a certain market share, which may further hinder our efforts to develop a market for our products.

WE DEPEND ON CELEBRITY ENDORSEMENTS FOR OUR PRODUCTS.

      Since we develop and market products utilizing the names and reputations of various celebrities, attracting well-recognized celebrities with whom we can develop food products for endorsement and promotion is essential to our growth and success. We cannot assure you that we will be able to attract and retain celebrities to endorse any of its products, or if retained, that the reputations of various celebrities will not become untarnished or unfavorable in the future. Even with endorsement and promotion by celebrities, we cannot assure you that we can successful develop and market such products.

WE DEPEND ON ENDORSEMENT AGREEMENTS WITH CELEBRITIES AND NEED TO PROTECT PROPRIETARY RIGHTS FROM INFRINGEMENT.

      Our future success depends in part upon our ability to use the name and likeness of celebrities. We may enter endorsement agreements with various celebrities that include issuance of our securities, such as warrants to purchase our common stock, and an up-front cash payment. Many of our agreements with celebrities are short-term in duration and have no guaranteed renewal terms. Because we depend on endorsement agreement, certain financial terms that we agree to with various celebrities may be financially generous to certain celebrities, and we may have to pay the financial arrangements even if we later decide not to bring certain products to the market. We seek to protect our intellectual property rights and to limit access to our proprietary information through a combination of copyrights, and nondisclosure and licensing arrangements, all of which, even if available, afford only limited protection. We cannot assure you that that the steps we take to protect our intellectual property rights will be adequate to prevent misappropriation of our intellectual property rights. We face certain risks because we are a licensee of the names and likenesses of certain celebrities, and we are not the owner of certain intellectual property rights. If we cannot secure and protect third party rights or consents, our ability to market and promote our products will be greatly hampered.

CONSUMER SATISFACTION AND IDENTIFICATION OF PRODUCTS.

      Food products that we develop and promote may be based on the professional, personal and cultural background of celebrities, and there can be no assurance that consumers will like our products, or that a significant market will develop for any product line developed by us. In addition, consumers may not be aware of our products because we do have not resources to conduct large advertising campaigns. Our plans include marketing efforts intended to create public awareness. These must be repeated often to build a base of loyal consumers, All supermarket chains require a slotting fee to be paid for authorizing our products for sale. There are no written agreements with any supermarkets providing for a term certain or any other commitments for sales of our products.

RELIANCE ON DISTRIBUTORS

      We presently use direct distribution for most of our current business, whereby our products are shipped directly from the manufacturing facility to warehouses operated by supermarket chains. Where direct distribution cannot be achieved, we intend to utilize a direct store delivery distribution method, whereby we will have the product shipped to an independent distribution company who will be responsible for delivery to stores. The latter method of distribution will increase the retail price to the consumer by approximately 30%, the profit margin of the independent distributor. Any delays in establishing efficient distribution of our products may have a material adverse affect on our business operations.

RELIANCE ON THIRD-PARTY MANUFACTURERS

      We engage third-party manufacturers to produce our products according to the specifications and product formulas provided by us. Manufacturing facilities are subject to regulations promulgated by the FDA. The FDA and state regulatory agencies inspect the facilities of manufacturers on a routine basis for regulatory compliance. We cannot assure you that the third-party manufacturer can satisfy these requirements.

RISK OF LIABILITY AND ADEQUACY OF INSURANCE COVERAGE

      The marketing and sales of food products could expose us to certain types of litigation, including product liability claims allegedly resulting from the use or consumption of such products. These claims might be made by consumers against us, the manufacturer, the distributor and/or the stores which sell our products. Such litigation claims could have a material adverse affect on our business, prospects, financial condition or results of operations. Under license agreements with celebrities, we have agreed to maintain adequate liability insurance coverage. We cannot assure you that the coverage will be adequate to protect us against future claims or that insurance will be available to us in the future on acceptable terms, if at all, or, if obtainable, in sufficient amounts to protect us against liability that could have a material adverse affect on us.

WE HAVE SOLD CONVERTIBLE DEBENTURES AND WE MAY NEED TO OBTAIN ADDITIONAL CAPITAL TO FUND OUR PROPOSED OPERATIONS.

      Our capital resources are not substantial in relationship to other companies in the industry. In October 1999, we commenced a private placement offering of 5% convertible debentures and warrants to obtain up to $550,000 to fund our operations. Our indebtedness could make it difficult to make principal and interest payments on the debentures, make it difficult to obtain necessary financing for working capital, capital expenditures, debt service requirements or other purposes, and limited our flexibility in planning for changes in our business. We may not be able to meet our debt service obligations. If our cash flow is inadequate to meet our obligations, we may face substantial liquidity problems. If we are unable to generate sufficient cash flow or obtain funds for required payments, or if we fail to comply with other covenants in our indebtedness, we will be in default. This would permit our creditors to accelerate the maturity of our indebtedness. Any financing that we obtain may have a dilutive effect on stockholders and increase our indebtedness.

WE OPERATE IN VERY COMPETITIVE MARKETS

      There are many other companies offering services and food products similar to the services and products contemplated by us. In addition, additional companies may seek to enter this business if we succeed in our plan of development. Many other companies in competition with us have resources and experience far greater than we do.

      We face intense competition in our businesses. We have numerous competitors, including some large corporations and smaller specialized businesses, that promote and sell celebrity endorsed food products. We face day-to-day competition from numerous competitors who produce and market food products endorsed by celebrities. The range of competitors runs from large corporations, such as General Mills, Coca-Cola, and Frito Lays, to smaller competitors. The range of products runs across the food category from sports drinks, soda, salad dressings to cereals, desserts and candy bars. Any celebrity endorsed product similar to our products sold in an ordinary supermarket is competition to us.

      Because we are significantly smaller than our national competitors, we may lack the financial resources needed to capture increased market share. Many of our existing competitors and potential new competitors have:

           - longer operating histories;
           - greater name recognition;
           - larger customer bases;
           - more financial resources;
           - more and larger facilities; and
           - significantly greater financial, technical and marketing resources.

      If we compete with them for the same geographical markets, their financial strength could prevent us from capturing those markets. Because of their resources, our competitors may offer more attractive financial terms to celebrities than we can to endorse products. They may also devote greater resources than we can to the development, promotion and sale of their products. They may develop products that are superior to or have greater market acceptance than ours. Our competitors may also conduct more extensive research and development, run more marketing campaigns, adopt more aggressive pricing policies and provide more attractive services to our customers than we do.

OUR MANAGEMENT CONTROLS OUR COMPANY.

      Our officers and directors beneficially own about 49% of our presently outstanding shares of common stock, after including 60,000 exercisable options to purchase shares of our common stock and excluding 1,740,000 options subject to future vesting granted to management. Our Certificate of Incorporation does not provide for cumulative voting. Our officers and directors are in a position to elect all of the directors, appoint the officers, and control the affairs and operations of Famous Fixins.

WE MAY NOT BE ABLE TO RETAIN THE KEY PERSONNEL WE NEED TO SUCCEED.

      We are highly dependent on our present management to implement our business strategies. As we continue to grow and acquire the assets of other companies, we will need to add to our management structure. Jason Bauer founded our predecessor, Famous Fixins, Inc. as a New York corporation in 1995 and served as our President and Chairman of the Board of Directors from inception until we acquired that company in 1998. He now is the Chief Executive Officer, President and Chairman of the Board of Directors of our company. Michael Simon presently serves as Vice President and a director of our company. We do not have a written employment agreement with him. Mr. Simon previously has worked as a publicist for many actors. We rely on Mr. Simon's contacts for promoting our products and for developing relationships with celebrities. Our present management developed our growth strategies, and we need them to implement our plans. We will need more personnel in management, sales and marketing positions as our operations increase. Competition for qualified employees is intense. Consequently, we may not be successful in attracting, training and retaining the people we need.

WE MAY BE LIABLE FOR THE MATERIAL OUR CUSTOMERS DISTRIBUTE OVER THE INTERNET.

      The law relating to the liability of online service providers, private network operators and Internet service providers for information carried on or disseminated through their networks is currently unsettled. We may become subject to legal claims relating to the content on our web site. Claims could also involve matters such as defamation, invasion of privacy and copyright infringement. Providers of Internet products and services have been sued in the past, sometimes successfully, based on the content of material. If we have to take costly measures to reduce our exposure to these risks, or are required to defend ourselves against such claims, our business, financial condition and results of operations may be materially and adversely affected.

FUTURE SALES OF OUR COMMON STOCK BY OUR EXISTING STOCKHOLDERS COULD HAVE ADVERSE EFFECTS ON THE MARKET PRICE OF OUR COMMON STOCK.

      We have outstanding 10,462,624 shares of common stock as of December 20, 1999. As of December 20, 1999, 5,510,662 shares of Famous Fixins' outstanding 10,462,624 shares of common stock were restricted securities. If the conditions of Rule 144 have been met, beginning as of May 29, 1999, 5,505,662 shares of common stock, including 5,087,244 shares of common stock held by the executive officers and directors of Famous Fixins became eligible for sale under Rule 144, subject to the volume limitations imposed under Rule 144. Beginning on July 22, 1999 to August 7, 1999, 5,000 additional shares of common stock held by and acquired by three non-affiliates became eligible for sale under Rule 144. These numbers do not include the shares of common stock that may be sold under this prospectus upon the conversion of convertible debentures and the exercise of warrants, and also excludes up to 2,377,676 shares of common stock reserved for issuance upon the exercise of other options and warrants. Any sale of the shares being registered or any sales under Rule 144 could cause the market price of our common stock to drop significantly, even if our business is doing well.

OUR COMMON STOCK DOES NOT TRADE ACTIVELY AND MAY BE SUBJECT TO GREAT PRICE VOLATILITY.

     There is a very limited market for our common stock. Because of our new food products which may generate substantial revenues and increased dilution caused by our private placement and incentive based options granted to our employees, we expect to encounter substantially more activity in trading in our common stock and expect the market price of our common stock to be highly volatile in the future.

YOU WILL NOT EARN DIVIDENDS ON THE COMMON STOCK.

      We have not paid any cash dividends on our common stock and do not expect to declare or pay any cash dividends in the near future. After paying interest on our outstanding convertible debentures, we intend to retain any future earnings for use in our business.

PENNY STOCK REGULATION.

      Because the trading price of our common stock is less than $5.00 per share, trading in the common stock is subject to the requirements of Rule 15g-9 under the Exchange Act. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser's written consent prior to the transaction.

      SEC regulations also require additional disclosure in connection with any trades involving a stock defined as a "penny stock" (generally, a stock with a market price of less than $5.00 per share), including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. Such requirements severely limit the liquidity of the common stock in the secondary market because few broker/dealers are likely to undertake such compliance activities.

YEAR 2000 ISSUES MAY AFFECT US.

      We believe that Year 2000 issues would not materially impact our business operations as presently conducted. We have conducted a review of our computer programs and have reason to believe that there are no significant
Year 2000 issues within our internal systems or services. Our internal use of computer systems for our internal operations are limited to word processing and bookkeeping software that were sold as being Year 2000 compliant. We do not anticipate any significant expense in ensuring that our internal systems are Year 2000 compliant. We believe a reasonable worst case Year 2000 scenario for our internal operations would by that we may need to purchase new software programs for word processing and accounting, which costs are not expected to exceed $500.

       We utilize and rely upon the services of third parties to conduct our operations. We have made written inquires of all key third parties that we utilize, including third party manufacturers and distributors of our products, as to their Year 2000 compliance status. We requested that such third parties provide to us a written response no later than November 30, 1999. The vast majority of such third parties have not responded to our request. Although we have completed an investigation of our internal Year 2000 compliance status, because of the failure of third parties to cooperate with our Year 2000 investigation, we do not consider our Year 2000 investigation to be complete and no timetable can be give as to when such investigation can be completed. We have developed a contingency plan with respect to Year 2000 compliance which consisted of searching for different third party manufacturers and distributors for our products. Upon further inquiry, we deemed it impracticable to switch to new third party manufacturers and distributors when we were unable to receive confirmation that such new third parties are or would be Year 2000 compliant. Although the failure of third parties' software applications or internal systems, none of which we control, to be Year 2000 compliant upon January 1, 2000 could have a material adverse affect on our business, financial condition and results of operations, we do not believe that Year 2000 issues will have materially adverse affects on our business operations because significantly all of our products are manufactured and distributed in large volumes at selected times, instead of on an on-going basis where continuous and timely manufacture and shipment is of importance. Although we are uncertain of the effects that Year 2000 issues may have on our operations, we envision that a reasonable worst case scenario for third party operations would be the inability to print and send purchase orders by electronic means, in which event, purchase orders can be transmitted by telephone. We also envision that there could be glitches in our web site, which is operated by a third party, and that the insignificant number of sales orders that currently take place through our web site will not be transacted properly. We continue to make inquires into the Year 2000 compliance of the third parties that we utilize and of potential third parties that we may seek to utilize.

                              USE OF PROCEEDS

      We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. However, if all of the warrants are exercised and sold, we anticipate the receipt of approximately $183,741 in gross proceeds which will be used for general corporate purposes.

                  MANAGEMENT'S DISCUSSION AND ANALYSIS OF
               FINANCIAL CONDITION AND RESULTS OF OPERATIONS


"FORWARD-LOOKING" INFORMATION

      This prospectus contains certain "forward-looking statements", which represent Famous Fixins' expectations and beliefs, including, but not limited to statements concerning our expected growth. The words "believe," "expect," "anticipate," "estimate," "project," and similar expressions identify forward-looking statements, which speak only as of the date such statement was made. These statements by their nature involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including our ability to sign new celebrities, obtain additional capital, customer acceptance of our products, and other risks described under "Risk Factors" in this prospectus.

      THE FOLLOWING DISCUSSION AND ANALYSIS OF OUR FINANCIAL CONDITION AND OUR RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH FAMOUS FIXINS' FINANCIAL STATEMENTS AND NOTES THERETO INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT.

RESULTS OF OPERATIONS

      Famous Fixins did not engage in any substantive business activity from approximately April 6, 1996 to May 28, 1998. On May 28, 1998, we acquired Famous Fixins, Inc., a privately-held New York corporation formed on November 29, 1995 ("FFNY") in a transaction viewed as a reverse acquisition. FFNY was a promoter and marketer of celebrity endorsed food products, which commenced business activities in 1995 and began sales operations in March
25, 1997. Pursuant to the reorganization, certain FFNY shareholders became the controlling shareholders of Famous Fixins, all of the officers and directors of Famous Fixins resigned and elected the nominees of the FFNY shareholders in their places, and FFNY became a majority-owned subsidiary of Famous Fixins. The following discussion describes the historical operations of FFNY, giving effect to our reorganization with Famous Fixins in May 1998.

      The following table sets forth, for the period indicated, the relationship between total sales and certain expenses and earnings items:

                                           Year Ended                Nine Months Ended            Three Months Ended
                                          December 31,                 September 30,                 September 30,
                                       1998           1997          1999           1998           1999           1998
                                   -----------   -----------    -----------    -----------    -----------   -----------
NET SALES                          $   276,006   $   358,791    $ 2,178,859   $   255,774    $   981,673   $    64,205
COST OF GOODS SOLD                 $   193,143   $   194,701    $ 1,237,475   $   172,678    $   548,658   $    54,851
GROSS PROFIT ON SALES              $    82,863   $   164,090    $   941,384   $    83,096    $   433,015   $     9,354
OTHER INCOME                       $    35,347   $        --    $         0   $    29,176    $         0   $    14,176
OPERATING EXPENSES                 $   748,184   $   374,822    $ 1,049,470   $   623,908    $   393,767   $   231,673
INCOME (LOSS) BEFORE PROVISION
   FOR INCOME TAX                  $  (629,974)  $  (210,732)   $  (108,086)  $  (511,636)   $    39,248   $  (208,143)
PROVISION FOR INCOME TAXES         $       669   $       950    $     1,334   $       669    $         0   $        44
NET INCOME (LOSS)                  $  (630,643)  $  (211,682)   $  (109,420)  $  (512,305)   $    39,248   $  (208,187)

Results of Operations for Year Ended December 31, 1998

      We experienced losses in 1997 and 1998, our first two years of operations, primarily due to start-up costs, slowly developed marketing and distribution operations and the lack of sufficient licenses from celebrities for the use of their names and reputations in promoting food products. Further, we were hampered by an insufficient amount of credit and financing. Our sales were lower in 1998 than in 1997. Our operating revenues for the year ended December 31, 1998 were $276,006, a decrease of 23.1% as compared to operating revenues for the year ended 1997 of $358,791. This decrease primarily resulted from the lack of sufficient capital to market our products.

      Cost of goods sold for the year ended December 31, 1997, was $194,701, or approximately 54% of sales, as compared to $193,143, or approximately 70% of sales, for the comparable period in 1998. Total cost of goods sold are expected to increase as more products are sold; however, cost of goods sold are expected to decrease as a percentage of total sales as our sales volume grows.

      Gross profit on sales for the year ended December 31, 1998 was $82,863, a decrease of 51%, as compared to the gross profit on sales in the year ended December 31, 1997 of $164,090. The decrease in gross profit is attributable to the decrease in sales; however, our gross profit percentage on sales increased to 45% in 1998 compared to 30% in 1997.

      For the year ended December 31, 1998 as compared to the year ended December 31, 1997, operating expenses increased to $748,184 from $374,822, which represents a 100% increase in operating expenses, and which represents an increase as a percentage of sales to 271% of sales in 1998 from 104% of sales in 1997. The increase in operating expenses is primarily due to increased administrative and selling expenses. Operating expenses are expected to increase as more products are sold; however, operating expenses are expected to decrease as a percentage of total sales as our sales volume grows.

      We operated at a loss, for the reasons discussed above as to the start-up costs, lack of sufficient capital, and limited line of products, in the year ended December 31, 1998, losing $630,643, or $.10 per share basic and diluted, as compared to a net loss for the year ended December 31, 1997 of $211,682, or $.03 per share basic and diluted. We moved our emphasis to celebrity athletes in 1999, and we have been able to obtain a number of valuable licenses pursuant to which we have produced dramatic growth in revenues, and it has improved our ability to obtain credit and financing.
We anticipate significant increases in revenues, gross margins and profitability for the year ending December 31, 1999. While the addition of new product lines may also create liquidity issues and demands on our limited resources, it is anticipated that the increased revenues generated in 1999 by our new products will have a favorable impact on income and liquidity.

      Our food sales business is not seasonal in nature, although we may experience fluctuations in sales of athlete endorsed products in connection with the respective athlete's professional season. Inflation is not deemed to be a factor in our operations.

Results of Operations for Three and Nine Months Ended September 31, 1999

      Operating revenue for the three months ended September 30, 1999 were $981,673, an increase of 1,429% as compared to the same period in 1998 of $64,205. Operating revenue for the first nine months of 1999 were $2,178,859, an increase of 752% as compared to the first nine months revenue of $255,774 in 1998. This increase in operating revenue resulted from an increase in the number of celebrity athletes who granted licenses to Famous Fixins in that period and expansion of our sales in various geographical regions of the United States.

      Cost of goods sold for the three months ended September 30, 1999 were $548,658, or approximately 56% of sales, as compared to $54,851, or approximately 85% of sales, for the comparable period in 1998. Cost of goods sold for the nine months ended September 30, 1999 were $1,237,475, or approximately 57% of sales, as compared to $172,678, or approximately 68% of sales, for the comparable period in 1998. Total cost of goods sold are expected to increase as more products are sold; however, cost of goods sold are expected to continue to decrease as a percentage of total sales as our sales volume grows.

      Gross profit on sales for the three months ended September 30, 1999 were $433,015, an increase of 4,529% as compared to the same period of 1998 of $9,354. Gross profit on sales for the nine months ended September 30, 1999 were $941,384, an increase of 1,033% as compared to the nine months ended September 30, 1998 of $83,096. The increase in gross margins is attributable to our new cereal product line.

      For the three months ended September 30, 1999 as compared to the same period in 1998, operating expenses increased to $393,767 from $231,673, which represents a decrease to 40% of sales from 361% of sales. For the nine months ended September 30, 1999 as compared to the same period in 1998, operating expenses increased by 68% to $1,049,470 from $623,908, which represents a decrease to 48% of sales from 244% of sales. The increase in 1999 is due mainly to an expansion of our operations, creation of new product lines, and licensing fees, including the related costs of stock warrants issued, in connection with new celebrity licenses obtained by Famous Fixins. Operating expenses are expected to increase as more products are sold; however, operating expenses are expected to decrease as a percentage of total sales as our sales volume grows.

      We operated profitably in the three months ended September 30, 1999, earning $39,248, or $.004 per share basic and $.003 per share diluted, as compared to a net loss of $208,187, or $.031 per share basic and diluted, for the corresponding three month period in 1998. We operated at a loss of $109,420 for the nine months ended September 30, 1999, or $.011 per share basic and $.010 per share diluted, as compared to a net loss of $512,305, or $.080 per share basic and diluted, for the corresponding nine month period in 1998. The revenues for the first nine months of 1999 do not include sales of four new products endorsed by celebrity athletes, whose products became available for sale beginning October 1999.

      We anticipate continued significant increases in revenues, gross margins and profitability for the reminder of 1999. This trend of increased revenues, gross margins and profitability is expected to continue now that we have already launched nine new products for nine new celebrity athletes this year, and expect to launch two to four more new products for two to four more new celebrity athletes in the first quarter of 2000.

      Our gross margins on product sales of our celebrity endorsed products are substantially in excess of the portion of the licensing costs which are computed and payable at specified percentages of product sales. However, the ultimate profitability to Famous Fixins from each particular individual celebrity license is dependent on total sales volumes of the related license products inasmuch as we are required to bear fixed charges to income for the cost of stock warrants issued (which do not required cash outlays by us). During the nine months ended September 30, 1999, charges to income for stock warrants was $222,131.

      While the addition of new product lines may also create liquidity issues and demands on our limited resources, we anticipate that the increased revenues generated this year by the new products will have a favorable impact on income and liquidity.

      Our food sales business is not seasonal in nature, although we may experience fluctuations in sales of athlete endorsed products in connection with the respective athlete's professional season. Inflation is not deemed to be a factor in our operations.

FINANCIAL CONDITION OR LIQUIDITY AND CAPITAL RESOURCES

      To date, we have funded our operations through a line of credit, bank borrowings, and borrowings from, and issuances of warrants and sales of securities to, stockholders as described in Notes 1, 3, 4, 7 and 10 of the Notes to the 1998 Financial Statements, and from operating revenues. Our inability to obtain sufficient credit and capital financing has limited operations and growth from inception.

      During 1998, we received capital of $492,637 in cash and services
(net of costs of $61,278) from securities offerings by issuing 778,711 shares of Famous Fixins' common stock. In 1999, through September 30, 1999, we issued an additional 3,578,733 shares of common stock in exchange for cash and services aggregating approximately $475,000 which as at September 30, 1999:
(a) $300,000 was collected by Famous Fixins; (b) $54,000 is receivable under a stock subscription agreement; and (c) $121,000 has been provided in various services. We used substantially all of the net proceeds for general operating expenses.

      Pursuant to a business revolving credit agreement with The Chase Manhattan Bank, the bank agreed to make loans to Famous Fixins up to a maximum credit line amount (currently $100,000). The bank notifies us as to the amount of the available credit line from time to time. We may borrow from the bank incremental principal amounts of at least $2,500. Borrowings bear interest at the Bank's prime rate plus 1/2%. Principal is payable in monthly installments equal to 1/36 of the outstanding principal amount of the loan as of the date of the last loan made prior to the date of such installment. Repayment of the loan is guaranteed by certain stockholders of Famous Fixins. The outstanding balance of the long-term note payable to the bank, net of current installments, at December 31, 1998 was $40,685 and at September 30, 1999 was $39,140.

      In October 1999, we entered into agreements pursuant to which certain investors agreed to purchase an aggregate of $550,000 principal amount of 5% convertible debentures due October 19, 2002 and 139,152 warrants to purchase shares of Famous Fixins' common stock. At the initial closing date, we received gross proceeds of $450,000, and are to receive the remaining $100,000 when this registration statement becomes effective. The warrants are exercisable between October 30, 1999 and October 30, 2004 at a purchase price of $.494 per share (125% of the market price on the closing date). At our option, the convertible debentures may be exchanged into convertible preferred stock. We believe that such sources of funds will be sufficient to fund our operations for the next twelve months.

      We believe that our future growth is dependent on the degree of success of current operations in generating revenues, and borrowings under our current credit facility, and the ability to obtain additional credit facilities, although there can be no assurance that we will be able to obtain any additional financing that we may require.

      The auditors' report to the financial statements of Famous Fixins for the year ended December 31, 1998 cites factors that raise substantial doubt about our ability to continue as a going concern. The factors are that we have incurred substantial operating losses since inception of operations and as at December 31, 1998 reflect deficiencies in working capital and stockholders' equity. The auditors' report states that although our management believes that it can achieve profitable operations in the future and that we can raise adequate capital and financing as may be required, there can be no assurance that future capital contributions and/or financing will be sufficient for Famous Fixins to continue as a going concern or that we can achieve profitable operations in the future. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                           ABOUT FAMOUS FIXINS

OUR ORGANIZATION HISTORY

      Famous Fixins, Inc. ("We", Famous Fixins" or the "Company") is a New York corporation which was originally incorporated on February 9, 1984 under the laws of the State of Utah as Straw Dog, Inc. Pursuant to a registration with the Utah Securities Division effective September 26, 1984, one million (1,000,000) shares of common stock were sold to the public at a price of $.02 per share. On November 4, 1985, we changed our name to Tinderblock, Inc.
On July 31, 1995, we reincorporated under the laws of the State of Nevada by merging with Spectrum Resources, Inc. Under the terms of the merger and incorporation, all of the 7,666,666 outstanding shares of our common stock were exchanged for shares of the common stock of Spectrum Resources, Inc. at the rate of one (1) share of Spectrum Resources, Inc. for every three (3) shares of Tinderblock, Inc. following which there were 2,555,887 shares of common stock issued and outstanding. On October 20, 1995, the Board of Directors approved a one (1) for ten (10) reverse split of stock, after which there were 255,588 shares of common stock issued and outstanding.

      On January 12, 1996, pursuant to a resolution of the Board of Directors, we issued 354,930 shares of common stock to Phoenix Pacific Property Trust, valued at approximately $5,111 on the date of issuance, as consideration for certain services and costs incurred by Phoenix Pacific Property Trust on our behalf in connection with maintaining our status as an active corporation and in good standing and providing business development and financing consulting advice to us. Our present management and Board of Directors do not know how the securities issued to Phoenix Pacific Property Trust were valued, but reasonably estimates a value of $5,111 based on a price of $.0144 per share, considering that the shares were restricted common stock, there was no active trading market at the time for the securities, there were no contemporaneous transactions of which our present management and Board are aware of that were transacted at a greater price per share, and we did not have active business operations or material net worth at the time of issuance.

      We did not engage in any substantive business activity from approximately April 6, 1996 to May 28, 1998.

      On May 28, 1998, we acquired Famous Fixins, Inc., a privately-held
New York corporation formed on November 29, 1995 ("FFNY") in a transaction viewed as a reverse acquisition. FFNY was a promoter and marketer of celebrity endorsed food products, which commenced business activities in 1995 and began sales operations in March 25, 1997. Pursuant to a Plan and Agreement of Reorganization, we issued 5,494,662 shares of common stock to Jason Bauer, as trustee for certain shareholders of FFNY, in exchange for 4,104,328 shares of the outstanding common stock (representing approximately ninety seven percent (97%) of the 4,237,039 outstanding shares) of FFNY. Pursuant to the reorganization, certain FFNY shareholders became the controlling shareholders of our company, all of the officers and directors resigned and elected the nominees of the FFNY shareholders in their places, and FFNY became a majority-owned subsidiary of our company.

      On June 8, 1998, we changed our name to Famous Fixins, Inc. under the laws of the State of Nevada. On November 16, 1998, we reincorporated under the laws of the State of New York by merging into our wholly-owned subsidiary, Famous Fixins Holding Company, Inc., a corporation formed for the purpose of reincorporation. On November 20, 1998, we merged with our New York subsidiary, FFNY. On November 20, 1998, we changed our name to Famous Fixins, Inc. under the laws of the State of New York. We are now a single entity operating under the laws of the State of New York as Famous Fixins, Inc.

      As of December 20, 1999, 10,462,624 shares of Famous Fixins' common stock were issued and outstanding.

      Information contained on our web site is not a part of this prospectus.

      We have not been subject to bankruptcy, receivership or any similar proceedings.

OUR BUSINESS

      We are a promoter and marketer of celebrity and athlete endorsed food products for sale in supermarkets and over the Internet. Our plan is to develop, market and sell specialty food products based on the diverse professional, cultural and ethnic backgrounds of various celebrities. We create food products which include a line of breakfast cereals endorsed by high profile athletes and a line of salad dressings. We promote and market our products directly to supermarket chains. We also operate an electronic commerce site from which our products may be purchased. We utilize a nationwide network of food brokers to distribute our products in supermarket chains, restaurants and specialty retail stores throughout the United States. We enlist a third party manufacturer to produce our food products.

      We have recently significantly increased our roster of high profile celebrities and athletes who endorse food products that we promote and market. Famous Fixins' current roster includes superstar athletes Sammy Sosa of the Chicago Cubs, Cal Ripken, Jr. of the Baltimore Orioles, Jeff Bagwell, Craig Biggio, and Ken Caminiti of the Houston Astros,
Derek Jeter of the New York Yankees, Alonzo Mourning of the Miami
Heat, Jake Plummer of the Arizona Cardinals, Peyton Manning of the Indianapolis Colts, Tim Duncan of the San Antonio Spurs, the New York Mets baseball team, and Academy Award Winner actress Olympia Dukakis.

      Each of Famous Fixins' athlete celebrities donates a portion of the royalties that they receive back to the community. Below is the list of charities and foundations that each athlete has chosen:

            Sammy Sosa             The Sammy Sosa Charitable Foundation
            Cal Ripken, Jr.        The Kelly & Cal Ripken, Jr. Foundation
            Jeff Bagwell,          D.A.R.E.
              Craig Biggio, and
              Ken Caminiti
            Derek Jeter            Turn 2 Foundation
            Jake Plummer           The Jake Plummer Foundaiton
            Peyton Manning         Pey Back Foundation
            Alonzo Mourning        Zo's Summer Grove Charity
            Tim Duncan             The Children's Shelter of San Antonio
            New York Mets          Various charities selected by the Mets

OUR PRINCIPAL PRODUCTS AND SERVICES

Breakfast Cereal

      The cereal category is the largest category in the food industry, with national sales exceeding seven billion dollars per year. There are more than 100 cereals nationally distributed, however, Famous Fixins' select cereals are endorsed by well-known athletes, and therefore, require little advertising in each marketplace.

      Sammy Sosa. We entered into a contract with Chicago Cubs baseball player Sammy Sosa for the rights to produce a breakfast cereal. We launched "Slammin' Sammy's Frosted Flakes" in June 1999 in a limited edition collector's box commemorating Sammy's 66 home runs. This product was launched mid-June, in the Chicago area initially, with national and international distribution to follow. To date, we have shipped more than $500,000 wholesale cost of the Slammin' Sammy's Frosted Flakes cereal to accounts in the Chicago area.

      Cal Ripken, Jr. We have a contract with The Tufton Group for the rights to manufacture and distribute a cereal bearing the name and likeness of Baltimore Orioles baseball player Cal Ripken Jr., "Cal's Classic O's", in the Baltimore area. In April 1999, we launched "Cal's Classic O's," a honey-nut toasted oats cereal in a limited-edition collector's box, for distribution in the Baltimore/Washington area. In the first three weeks of distribution, we shipped $250,000 wholesale cost of Cal's Classic O's cereal to supermarkets in that area.

      Ken Caminiti, Jeff Bagwell, and Craig Biggio. We entered into a contract with three Houston Astros baseball players, Jeff Bagwell, Craig Biggio and Ken Caminiti, for the exclusive rights to manufacture and distribute a cereal collectively bearing their names and likeness and highlighting their baseball careers. We launched "Houston's Triple Play," a honey-nut toasted oats cereal in a limited-edition collector's box in July 1999.

      Derek Jeter. We entered into an agreement with Turn 2, Inc. for the production of a breakfast cereal called "Jeter's" featuring Derek Jeter,
shortstop for the World Series Champion New York Yankees.   We launched this
frosted flakes cereal in October 1999 in the New York market.

      Alonzo Mourning. We have an agreement with Alonzo Mourning, the Miami Heat basketball player and a four-time NBA All-Star for the rights to manufacture and distribute a new cereal, "Zo's O's," in the Miami area in January 2000. "Zo's O's" will be packaged in a limited edition collector's cereal box, commemorating Mourning's outstanding 1999
NBA season. In the 1999 NBA season, Mourning led the league in blocks and was named the league's Defensive Player of the Year.

      Jake Plummer. We entered into a contract with Jake Plummer, quarterback of the Arizona Cardinals, for the exclusive rights to manufacture a breakfast bearing the name and likeness of Jake Plummer. We launched "Jake's Flakes", a frosted flakes cereal in October 1999 in the Arizona and Idaho markets.

      Peyton Manning. We have an agreement with Pey Dirt, Inc. for the exclusive rights to manufacture a breakfast cereal bearing the name and likeness of Peyton Manning, quarterback of the Indianapolis Colts. We launched "Peyton's O's", a honey-nut toasted oats cereal, in October 1999 in the Indianapolis and Tennessee markets.

      Tim Duncan. We entered into a contract with Tim Duncan, forward/center of the 1998-1999 NBA champion San Antonio Spurs for the exclusive rights to manufacture a breakfast bearing his name and likeness. We are in the final stages of development of "Slam Duncan's" and is expected to launch this cereal in January 2000 in the San Antonio, Texas market.

      New York Mets. We have an agreement with Doubleday Enterprises, L.P., owner and operator of the New York Mets National League Baseball team, for promotional rights during the 1999 and 2000 baseball seasons to produce and sell a cereal product identified by the name and logos of the Mets. The cereal product may feature the images of eight or more Major League Baseball players on the Mets, and at least one version of the cereal product will feature Mets catcher Mike Piazza. We launched "Amazin' Mets Frosted Flakes" cereal in New York in October 1999.

Salad Dressing

      Our initial product line was Olympia Dukakis' Greek Salad Dressings, which we began selling in April 1997. Developed exclusively for Famous Fixins, the Olympia Dukakis' Greek Salad Dressings are based on Ms. Dukakis' family recipe passed down through many generations. Made to enhance the traditional Greek salad, the Dukakis line of salad dressings is unlike others currently on the market. The Dukakis line consists of four salad dressings, all made with natural ingredients and containing no preservatives: Greek, Light Greek, Creamy Feta and Light Creamy Feta. The Greek and Light Greek dressings blend imported extra virgin olive oil with special herbs and spices, and the Creamy Feta and Light Creamy Feta dressings have the added touch of premium quality cheeses. The products also contain extra virgin olive oil, which has seen a great resurgence in the marketplace, on the strength of consumer sensitivity to healthy eating. The light versions of the dressings contain half the fat and calories of the regular varieties.

      According to Information Resources Inc. of Chicago, Illinois, a market research company, for the fifty-two weeks ending October 12, 1997, bottled salad dressings had supermarket sales of $1.51 billion, which is a 2.9 % increase over the previous year. During that time period, unit sales increased by 2.4% to more than 585 million bottles. More than 250 companies are active in this category, but there are very few Greek dressings available. Of Greek salad dressings on the market, we are not aware of any made with real feta cheese, extra virgin olive oil and red wine vinegar, as are our dressings.

      Since the launch of the Olympia Dukakis' Greek Salad Dressings in April 1997, we have achieved distribution for the Dukakis line to over 2,000 supermarkets throughout the United States. We have been successful in having articles written about Famous Fixins and our products in more than 150 newspapers and magazines across the country. We were the subject of an article in the February 2, 1998 issue of Business Week magazine. In addition, Ms. Dukakis has appeared and promoted the salad dressings on numerous nationally broadcast television shows, including The Rosie
O'Donnell Show and Access Hollywood. These media vehicles have played an important role in alerting consumers about our products.

celebrityfixins.com

      On April 7, 1999, we launched "celebrityfixins.com", our Internet marketing division intended to be an online supermarket for celebrity endorsed food products. Celebrityfixins.com presently offers "Olympia Dukakis Greek Salad Dressings", Sammy Sosa's "Slammin' Sammy's Frosted Flakes", Cal Ripken Jr.'s "Cal's Classic O's", "Houston's Triple Play Cereal", Derek Jeter's "Jeter's", Jake Plummer's "Jake's Flakes", Peyton Manning's
"Peyton's O's", the New York Met's "Amazin' Mets Frost Flakes Cereal", and various t-shirts and hats related to each cereal. Through this web site, consumers are able to purchase individual items and personalized gift baskets consisting of a variety of celebrity food products. This electronic commerce service allow us to reach consumers in regions of the United States where our products are not carried in supermarkets.

MARKETING AND SALES PLANS

      We intend to gain distribution of our products to approximately 6,000 supermarkets throughout the country. We plan to use a combination of paid media advertising, newspaper articles, and television appearances by celebrities and athletes who endorse our products to generate awareness among consumers about our products and expand distribution of our products nationally.

      Our publicist generates consumer awareness of our products using traditional marketing methods as well as innovative and industry specific methods. Since 1997, over 1,000 newspapers and magazines have written articles about Famous Fixins, our food products, and the charities that our celebrity endorsees donate to. Our celebrity endorsees have also been on numerous nationally televised TV shows promoting their products in addition to hundreds of mentions on local radio stations.

      As an incentive for consumer purchase for certain cereals, we produce a limited number of instant winner cards and seed these cards randomly in the boxes of cereals. Holders of these cards can win various types of prizes, including autographed memorabilia and a chance to meet the athlete endorsees.

      In each market, we intend to provide the local supermarket chains with various autographed memorabilia to be used for in-store promotions for their consumers as well as incentives for store managers to put up displays of our cereal products.

DISTRIBUTION METHODS OF THE PRODUCTS AND SERVICES

      We presently employ a direct method of distribution for most our sales, whereby the product is shipped directly from the manufacturing facility to the supermarket chain's warehouses. As a secondary form of distribution, in cases where the direct distribution method is impracticable, we use a distributor, whereby the product is shipped to independent distribution companies who bear the responsibility for delivery to the retail stores. The latter method of distribution increases the retail price to the consumer by approximately 30%.

      We have a marketing agreement with Crown Prince, Inc., dated December 7, 1998, under which Crown Prince, Inc. provides to us consultation and oversight services, as well as administrative and marketing support, in connection with the distribution of our products. Crown Prince is a national food company in business for over 50 years with a national sales force and broker network. Under the marketing agreement, Crown Prince is to manage the distribution of Famous Fixins' current and future food products in supermarkets and specialty stores throughout the country. Under the agreement, Crown Prince, Inc. receives commissions on net sales at the rate of: seven percent for Olympia Dukakis Green Salad Dressings, and at least three percent for all other products lines. Under the agreement, we may be responsible for invoicing, shipping and inventory management expenses and for miscellaneous costs incurred by Crown Prince.

STATUS OF ANY PUBLICLY ANNOUNCED NEW PRODUCT OR SERVICE

      We are in the development stages of two new breakfast cereal products. Upon development and approval of the licensors, we expect to launch Alonzo Mourning's "Zo's O's," in the Miami area in January 2000, and Tim Duncan's "Slam Duncan's" in January 2000 in the San Antonio, Texas market.

COMPETITION

      Many other companies offer food products similar to ours. General Mills, the maker of the cereal Wheaties, is one of the largest companies that offer celebrity endorsed breakfast cereals. Many other companies in competition with us have resources and experience far greater than we do.
In addition, additional companies may seek to enter this business if we succeed in developing a successful business of developing and marking celebrity endorsed food products.

LICENSE AGREEMENTS

      Licenses with Athletes

      Cal Ripken. We have a worldwide license with The Tufton Group ("Tufton"), dated as of April 1, 1999, to launch a line of limited edition cereal product entitled "Cal's Classic O's Honey Nut Toasted Oat Cereal" and related merchandise bearing the name and likeness of Calvin E. Ripken, Jr. Under the agreement, we have the non-exclusive right, license, and privilege to utilize the name, picture, visual representation, biography, performance statistics, facsimile signature, nickname and photographic image of Mr. Ripken on our products. We donate one side panel of the cereal box for a personal message from The Kelly & Cal Ripken, Jr. Foundation, with information for the public to contact the foundation for additional donations. Upon expiration or termination of the agreement, we shall not use or re-use the cereal product, advertising, or promotional materials without the express written consent of The Tufton Group. We are required to indemnify Tufton and Mr. Ripken jointly and severally against any claims, losses, suits, liabilities, obligations, costs and expenses arising out of the agreement. We are required to maintain, at our own cost and expense, general liability insurance protecting Tufton and Mr. Ripken from any claims or suits arising out of the agreement in an amount of the greater of at least one million dollars or our standard policy limit, and to name Tufton and Mr. Ripken as additional insured parties. We may terminate the agreement upon written notice for a material breach of the agreement by Tufton and Tufton's failure to cure within five business days after. Tufton may terminate the agreement upon written notice, and our failure to cure within fifteen business days, if we: fails to make timely payment; fails to deliver quarterly sales statements; breaches any material term of the agreement. The Tufton Group is entitled to five percent of gross sales, less slotting fees, of the cereal product, and twenty five percent of the net profits of the related merchandise. The Tufton Group received five year warrants to purchase 50,000 shares of Famous Fixins' common stock at $.50 per share. The agreement is for a term of one year, subject to automatic renewal for one additional year if certain sales goals are met, in which event an additional 10,000 warrants shall be issued to The Tufton Group.

      Major League Baseball Players Association. Under a non-exclusive, non-transferable, non-assignable promotional license agreement with the Major League Baseball Players Association ("MLBPA"), dated as of June 10, 1999, we have group licensing rights to use the names, nicknames, likenesses, signatures, pictures, numbers, playing records and biographical data of eight or more active baseball players and to use the logo, name and symbol of MLBPA, Major League Baseball Players Association, and MLB Players Choice Logo in connection with our cereal products. The license territory is the United States, its possessions and territories, Canada and the Caribbean. The license fee is $125,000. In addition, MLBPA is entitled to receive a thirteen and one-half percent royalty on our baseball trading cards inserted into the cereal boxes, and ten percent on other promotional items using the rights granted under the license. Interest accrues at one and one-half percent per month for any late payments made by us to MLBPA. We are obligated to defend, indemnify and hold harmless MLBPA, its members, offices, directors, employees and agents from and against any and all claims, demands, causes of action and judgments arising out of or in connection with: (a) our products using the rights granted under the license; (b) our use of intellectual property rights claimed to be the property of any Major League Baseball club or other entity affiliated with any Major League Baseball club; and (c) any defects in our products pursuant to this license. We are required to obtain the prior written consent of MLBPA if it seeks to settle or compromise any claim covered by the indemnification provision. MLBPA and its members shall have the right to defend themselves in any such action or proceeding with attorneys of MLBPA's selection. We are required to obtain and maintain comprehensive general liability insurance naming MLBPA and its members as an additional insured parties in an amount of at least two million dollars for each single occurrence. MLBPA has the right immediately to terminate the agreement by giving written notice if we: manufactures, advertises, promotes, ships, distributes or uses any material without the prior written approval of MLBPA; uses any material after receipt of notice that MLBPA disapproves of the material; fails to carry on the materials the notices specified by MLBPA; becomes subject to any voluntary or involuntary order of any governmental agency involving the recall of any of its products because of safety, health or other hazards or risks to the public; takes any action in connection with our products that damages or reflects adversely upon MLBPA or its rights and its trademarks; breaches any provision of the agreement relating to the unauthorized assertion of right in the rights or trademarks; fails to obtain or maintain insurance; or the rights granted under the license in a manner inconsistent with the agreement. We may terminate the agreement upon giving written notice if MLBPA breaches and fails to cure within fifteen days a material term of the agreement. The license period ends on April 14, 2000. We intend to renew the group licensing rights or enter into a similar agreement for an additional license period beginning April 14, 2000, unless we discontinue the promotion and sale of products featuring Major League Baseball players.

       Major League Baseball Properties, Inc. We have a license with Major League Baseball Properties, Inc. ("MLBP") granting us the non-exclusive license to use the names, word marks, logos, uniform designs, colors and color combinations, trade dress, characters, symbols, designs, likenesses, visual representations and such other similar or related identifications of Major League Baseball Properties, Inc., Baltimore Orioles, Chicago Cubs, Houston Astros, San Francisco Giants, Seattle Mariners, and New York Mets in connection with the manufacture, distribution, promotion, advertisement and sale of our cereal products and the baseball trading cards contained in the cereals. We are required to pay a minimum guaranteed compensation to MLBP, against which royalties are credited, of $125,000 for the rights granted under the agreement, of which $100,000 is due on December 31, 1999, and $25,000 is due on April 30, 2000. For our cereal products, we are required to pay royalties to MLBP in the amounts ranging from the greater of one percent of net sales or $.025 per cereal box sold to the greater of two and one-half percent of net sales or $.0545 per cereal box sold. The license agreement with MLBP is a blanket agreement that expires on or about April 30, 2000, and that covers all of our baseball-themed products, including our products that were offered after we entered into this MLBP license agreement. We have orally agreed with MLBP to extend the license period through the calendar year 2000 for all of our present and future baseball-themed products during the license period, and the minimum compensation of $125,000 against which royalties are credited against are to be carried over through the calendar year 2000. Interest at one percent per month or the highest prime lending rate of Chase Manhattan Bank accrue on late payments. Under the agreement, MLBP has agreed to indemnify, defend and hold us and its owners, shareholders, directors, officers, employees, agents, representatives, successors and assigns harmless from any claims, suits, damages or costs arising from challenges to MLBP's authority to license the rights granted to us or assertions to any claim of right or interest in or to the rights granted to us and used on our products, provided that we give prompt written notice, cooperates and assists in any such claim or suit, and provided further that MLBP has the option to undertake and conduct the defense of, and to settle, any such suit at its sole discretion. Under the agreement, we have agreed to indemnify, defend and hold MLBP, the Major League Baseball Clubs, the Leagues and the Office of the Commissioner of Baseball and their respective owners, shareholders, directors, officers, employees, agents, representatives, successors and assigns harmless from any claims, suits,
damages and costs arising out of:   any unauthorized use of or infringement
of any trademark, service mark, copyright, patent, process, method or device by us in connection with the licensed products; alleged defects or deficiencies in, or the use of, the licensed products; false advertising, fraud, misrepresentation or other claims related to the licensed products; the unauthorized use of the licensed rights or any breach by us of the agreement; libel or slander against, or invasion of the right of privacy, publicity or property of, or violation or misappropriation of any other right of any third party; or agreements or alleged agreements made or entered into by us to effectuate the terms of the agreement; provided that MLBP gives us notice of the making of any claim or the institution of any action and MLBP may at its option participate in any action. MLBP has the right to terminate the agreement without any right to cure if: we fail to obtain or maintain liability insurance; if any governmental agency or court of competent jurisdiction finds that the licensed products are defective; if we breach certain undertakings pursuant to the license; or we undergo a
change in majority or controlling ownership.   MLBP has the right to
terminate the agreement if we default on, and fails to cure within ten business days, the following occurrences: we fail to make timely payment; we fail to deliver an accounting statement or to give access to our premises or license records; we are unable to pay its debts when due; we make any assignment for the benefit of creditors or an arrangement pursuant to any bankruptcy law; we file or have filed against it any petition under the bankruptcy or insolvency laws of any jurisdiction, county or place, or shall have or suffer a receiver or trustee to be appointed for its business or property, or be adjudicated a bankrupt or an insolvent; we fail to commence in good faith to manufacture, distribute and sell each licensed product throughout the licensed territory within any twelve month period; we discontinue our business as it is now conducted; we breach any term of the agreement; or the accounting statements furnished to MLBP are significantly or consistently understated.

        Sammy Sosa.   We have an exclusive license with Sammy Sosa, dated as
of April 12, 1999, to develop, manufacture, distribute, promote, and sell up to two editions of a line of limited edition cereal products bearing his name and likeness in North America and the Caribbean. We have the right to use the name, photograph, characterization, likeness, voice, image, and biographical data of Licensor, and the trademarks, logos, copyrights and all other authorized material owned or controlled by Mr. Sosa. We retain all rights, titles, and interests in and to the cereal products, their formulae and secret ingredients, and their packaging and labeling. Mr. Sosa is obligated to make a one-hour press conference appearance. We are responsible to pay all costs and expenses in connection with the development, promotion, manufacturing, packaging, shipping, distribution, sales and promotion of the cereal products and related merchandise. We are required to maintain an eight million dollar product liability insurance which cover all the products produced in connection with this license. The agreement can only be assigned with the prior written consent of the other party, except that we may assign the assignment to a wholly-owned subsidiary or to an entity owning or acquiring a substantial portion of our stock or assets. The agreement provides that the parties shall indemnify the other parties for actions, claims, suits, losses, judgments, penalties, liabilities, damages, costs, and expenses arising out of a party's breach of the terms of the agreement, or through the gross negligence or intentional acts of its officers, directors, employees, or representatives. The license may be terminated upon forty-five
(45) days written notice if: (a) a party breaches a material term of the agreement and fails to remedy said breach within thirty (30) days of its receipt of written notice of the breach; (b) a party becomes insolvent or files a petition in bankruptcy; (c) we discontinue production and distribution of the products; or (d) Sammy Sosa becomes the subject of public disrepute or scandal that affects his image. Mr. Sosa is entitled to twelve and one-half percent of gross receipts from the sale of the cereal product, and one hundred percent of gross sales less twenty five percent of gross profits from the sale of related merchandise. Mr. Sosa also received five year warrants to purchase 150,000 shares of Famous Fixins' common stock, exercisable at $.15 per share. The agreement terminates on April 14, 2000, subject to automatic renewal for one additional year if certain sales goals are met.

      Ken Caminiti, Craig Biggio, and Jeff Bagwell. We have an exclusive worldwide license with Ken Caminiti, Craig Biggio, and Jeff Bagwell, dated as of April 29, 1999, to launch a line of limited edition cereal products bearing their names and likenesses, expiring on April 20, 2000, subject to automatic renewal until April 30, 2001 if certain sales goals are met. We have the right to use the name, photograph, characterization, likeness, voice, image, and biographical data of the licensors, and the trademarks, logos, copyrights and all other authorized material owned or controlled by the licensors in connection with the development, manufacture, distribution, promotion, and sale of the cereal and related merchandise, such as hats and T-shirts bearing the name and logo of the cereal (with no use of the name, likeness, image, photograph, signature or characterization of any of the individual licensors), which related merchandise may be sold only by way of direct sales through cereal box redemption programs, mail order, Internet, or print advertising. We are responsible for all costs and expenses in connection with the development, promotion, manufacturing, packaging, shipping, distribution, sales and promotion of the products. We have all rights, titles, and interests in and to the Products, their formulae and secret ingredients, and their packaging and labeling. The licensors are obligated to make two personal appearances by way of a photo shoot or press conference. We are required to maintain an eight million dollar product liability insurance which cover all the products produced in connection with this license and to name the licensors as additional insured parties on its general liability insurance policy. The agreement can only be assigned with the prior written consent of the other party, except that we may assign the assignment to a wholly-owned subsidiary or to an entity owning or acquiring a substantial portion of our stock or assets. The agreement provides that the parties shall indemnify the other parties for actions, claims, suits, losses, judgments, penalties, liabilities, damages, costs, and expenses arising out of a party's breach of the terms of the agreement, or through the gross negligence or intentional acts of its officers, directors, employees, or representatives. The license may be terminated upon forty-five (45) days written notice if: (a) a party breaches a material term of the agreement and fails to remedy said breach within thirty (30) days of its receipt of written notice of the breach; (b) a party becomes insolvent or files a petition in bankruptcy; (c) We discontinue production and distribution of the products; or (d) any licensor becomes the subject of public disrepute or scandal that affects the licensor's image. As compensation, the licensors are to receive six and one-half percent of all monies received less slotting fees from the sale of the cereal product, and twenty-five percent of net sales of the related merchandise. The licensors received a total of 30,000 warrants, exercisable for five years at $.25 per share, and are entitled to an additional 30,000 warrants if the license term is extended.

        Derek Jeter. We have an exclusive license with Turn 2, Inc., dated as of May 31, 1999, to develop, manufacture, distribute, promote, and sell cereal products bearing his name and likeness in the United States. We have the right to use Jeter's name and likeness in connection with the advertisement and promotion by Us of the products in television, radio, print and point of purchase. We also have the non-exclusive right to use Jeter's name and likeness in connection with certain merchandise that may be featured on the back panel of the endorsed products packaging, subject to the licensor's sole and exclusive discretion and approval. The side panel of the products packaging shall feature a charity or other entity of Jeter's sole choice. All packaging costs shall be our sole responsibility. As compensation, Turn 2 is entitled to eleven and one-half percent of the invoice price of the cereal products shipped, and fifty percent of the gross profits from the sale of related merchandise. We granted Turn 2 five year options to purchase 50,000 shares of Famous Fixins' common stock at $.15 per share. The remuneration due to licensor is subject to upward adjustment to conform with the highest then current remuneration paid by us to other Major League Baseball players, with the exception of certain specified persons, under similar licenses. Should we, at any time or times during the license period, desire to register a trademark or trademarks which include Jeter's name and likeness, or which relate in any manner to Jeter, and/or to register us as a user thereof, all costs related to any such trademarks shall be borne by us, and ownership of any such trademarks shall rest solely in the name of Turn 2 or its designee. Upon registration of any such trademark, Turn 2 shall grant to us a license for the use of such registered trademark on or in connection with the advertisement, promotion and sale of the products. We are required to maintain a three million dollar product liability insurance which cover all the products produced in connection with this license and to name Turn 2, Turn 2's agent, and Mr. Jeter as additional insured parties. We may assign or transfer this agreement only with the prior written consent of Turn 2. Turn 2 has the right to terminate the license term for up to sixty days after it receives notice from us that we have merged or consolidated with a third party. The agreement provides that in no event shall Jeter or Turn 2 be liable to us, or any party claiming through us, for any amount in excess of the royalties actually received by Turn 2 under the license. The agreement provides that the parties are not liable to each other for special, consequential, indirect, exemplary or punitive damages, or for a loss of good will or business profits. We are obligated to indemnify Turn 2, its agent, and Mr. Jeter from and against all expenses, damages, claims, suits, actions, judgments and costs arising out of the agreement, our breach of the agreement, or the negligence, actions, errors or omissions of us or any claim or action for personal injury, death or otherwise involving alleged defects in our products, provided that we are given notice of any such action or claim. The agreement may be terminated by the non-defaulting party if: (a) the other party fails to make any payment of any sum of money herein specified to be made and fails to cure within ten days of its receipt of written notice of its default, or (b) fails to observe or perform any of the terms of the agreement other than the payment of money and fails to cure within thirty days of its receipt of written notice of its default. The right to cure applies only to a first-time default, and the agreement may be terminated immediately for subsequent defaults. The license terminates on May 31, 2000.

      Jake Plummer. We have an exclusive worldwide license with Jake "The Snake" Enterprises, dated as of May 13, 1999, to launch a line of cereal products bearing his name and likeness. We have the right to use the name, photograph, characterization, likeness, voice, image, and biographical data of Jake Plummer, and the trademarks, logos, copyrights and all other authorized material owned or controlled by him in connection with the development, manufacture, distribution, promotion, and sale of the cereal products and related merchandise. We have all rights, titles, and interests in and to the products, their formulae and secret ingredients, and their packaging and labeling. The licensor is entitled to seven percent of revenues from the sale of the cereal product, and fifty percent of net profits from the sale of related merchandise. The licensor received a five year warrants to purchase 35,000 shares of Famous Fixins' common stock at the purchase price of $.25 per share. Mr. Plummer is obligated to appear for a press conference to assist in the promotion of the product. We are responsible for all costs and expenses in connection with the development, promotion, manufacturing, packaging, shipping, distribution, sales and promotion of the products. We are required to maintain an eight million dollar product liability insurance which cover all the products produced in connection with this license and name Mr. Plummer as an additional insured party. The agreement can only be assigned with the prior written consent of the other party, except that we may assign the assignment to a wholly-owned subsidiary or to an entity owning or acquiring a substantial portion of our stock or assets. The agreement provides that the parties shall indemnify the other parties for actions, claims, suits, losses, judgments, penalties, liabilities, damages, costs, and expenses arising out of a party's breach of the terms of the agreement, or through the gross negligence or intentional acts of its officers, directors, employees, or representatives, or including product liability. The license may be terminated upon forty-five (45) days written notice if: (a) a party breaches a material term of the agreement and fails to remedy said breach within thirty (30) days of its receipt of written notice of the breach; (b) a party becomes insolvent or files a petition in bankruptcy; (c) We discontinue production and distribution of the products; or (d) Mr. Plummer becomes the subject of public disrepute or scandal that affects his image.

      Peyton Manning. We have an exclusive license with Pey Dirt, Inc., dated as of May 31, 1999, to develop, manufacture, distribute, promote, and sell cereal products bearing his name and likeness in the states of Indianapolis and Tennessee. We have the right to use Manning's name and likeness in connection with the advertisement and promotion by Us of the products in television, radio, print and point of purchase. We also have the non-exclusive right to use Manning's name and likeness in connection with certain merchandise that may be featured on the back panel of the endorsed products packaging, subject to the licensor's sole and exclusive discretion and approval. The side panel of the products packaging shall feature a charity or other entity of Manning's sole choice. All packaging costs shall be our sole responsibility. As compensation, Pey Dirt is entitled to eight and one-half percent of the invoice price of the cereal products shipped, and fifty percent of the gross profits from the sale of related merchandise. We granted Pey Dirt five year options to purchase 50,000 shares of Famous Fixins' common stock at $.15 per share. The remuneration due to licensor is subject to upward adjustment to conform with the highest then current remuneration paid by us to other National Football League quarterbacks, under similar regional licenses. All costs related to any such trademarks shall be borne by us, and ownership of any such trademarks shall rest solely in the name of Pey Dirt or its designee. Should we, at any time or times during the license period, desire to register a trademark or trademarks which include Manning's name and likeness, or which relate in any manner to Manning, and/or to register us as a user thereof, all costs related to any such trademarks shall be borne by us, and ownership of any such trademarks shall rest solely in the name of Pey Dirt or its designee. Upon registration of any such trademark, Pey Dirt shall grant to us a license for the use of such registered trademark on or in connection with the advertisement, promotion and sale of the products. We are required to maintain a three million dollar product liability insurance which cover all the products produced in connection with this license and to name Pey Dirt, its agent, and Mr. Manning as additional insured parties. We may assign or transfer this agreement only with the prior written consent of Pey Dirt. Pey Dirt has the right to terminate the license term for up to sixty days after it receives notice from us that we have merged or consolidated with a third party. The agreement provides that in no event shall Mr. Manning or Pey Dirt be liable to us, or any party claiming through us, for any amount in excess of the royalties actually received by Pey Dirt under the license. The agreement provides that the parties are not liable to each other for special, consequential, indirect, exemplary or punitive damages, or for a loss of good will or business profits. We are obligated to indemnify Pey Dirt, its agent and Mr.

Manning from and against all expenses, damages, claims, suits, actions, judgments and costs arising out of the agreement, our breach of the agreement, or the negligence, actions, errors or omissions of us or any claim or action for personal injury, death or otherwise involving alleged defects in our products, provided that we are given notice of any such action or claim. The agreement may be terminated by the non-defaulting party if: (a) the other party fails to make any payment of any sum of money herein specified to be made and fails to cure within ten days of its receipt of written notice of its default, or (b) fails to observe or perform any of the terms of the agreement other than the payment of money and fails to cure within thirty days of its receipt of written notice of its default. The right to cure applies only to a first-time default, and the agreement may be terminated immediately for subsequent defaults. The license terminates on May 31, 2000.

      Alonzo Mourning. We have an exclusive worldwide license with Alonzo Mourning, dated as of May 10, 1999, to develop, manufacture, distribute, promote and sell a cereal product bearing his name and likeness. Under the agreement, we have the right to use the name, approved photograph, likeness, and biographical data of Mr. Mourning. Mr. Mourning retains all rights in and to the licensed subject matter, and shall may use the licensed subject matter in connection with the advertisement, promotion, and/or endorsement of any product or service except for ready-to-eat cereal. We are responsible for all costs and expenses in connection with the development, promotion, manufacturing, packaging, shipping distribution, sales and promotion of the cereal product. We have all rights, titles and interest in and to the cereal product, the formulae and ingredients, and the packaging and labeling. Mr. Mourning is obligated to attend one two-hour promotional press conference.
We also have the right to produce, manufacture, distribute, and sell certain t-shirts and hats bearing the logo "Zo's O's", provided that such apparel products are manufactured by NIKE, Inc. We are responsible for any and all costs associated with the manufacture, promotion, sale, advertisement, and/or distribution of the apparel products. We are required to maintain an eight million product liability insurance which cover all the products produced in connection with this license and name Mr. Mourning as an additional insured party. The agreement can only be assigned with the prior written consent of the other party, except that we may assign the assignment to a wholly-owned subsidiary or to an entity owning or acquiring a majority of our stock or assets. The agreement provides that the parties shall indemnify the other parties, and that we shall indemnify Falk Associates Management Enterprises, for actions, claims, suits, losses, judgments, penalties, liabilities, damages, costs, and expenses arising out of a party's breach of the terms of the agreement, or through the gross negligence or intentional acts of its officers, directors, employees, or representatives. The indemnification provision survives the termination or expiration of the agreement. The license may be terminated upon thirty days written notice if: (a) a party breaches a material term of the agreement and fails to remedy said breach within fifteen (15) days of its receipt of written notice of the breach; (b) a party becomes insolvent or files a petition in bankruptcy; (c) We discontinue production and distribution of the products; (d) we fail to make any timely payments under the agreement; or (e) Mr. Mourning is convicted of a felony involving moral turpitude. The license agreement terminates on June 30, 2000. As compensation, Mr. Mourning is entitled to five percent of all revenues from the sale of the cereal product, and twenty five percent of net profits from the sale of related merchandise, We issued to Mr. Mourning warrants to purchase 50,000 shares of Famous Fixins' common stock, exercisable for five years at $.15 per share.

      Tim Duncan. We have a non-exclusive worldwide license with Tim Duncan, dated as of August 27, 1999, granting us the right to use the name, photograph, characterization, likeness, voice, image, and biographical data of Tim Duncan in connection with the development, manufacture, distribution, promotion, and sale of a limited edition cereal product and related merchandise. We are required to distribute, promote, and sell the products, at a minimum, in the greater San Antonio, Texas area, North Carolina, and the U.S. Virgin Islands, and to provide for the sale and distribution of products on Tim Duncan's web site, www.slamduncan.com. We are responsible for all costs and expenses in connection with the development, promotion, manufacturing, packaging, shipping, distribution, sales and promotion of the products. We have all rights, titles, and interests in and to the cereal product, their formulae and secret ingredients. Under the agreement, Mr. Duncan is to appear for a one-hour press conference and launch party during which he is obligated to autograph 50 personalized jerseys and 150 boxes of the cereal product for our use as promotional materials. We are required to maintain general liability insurance coverage of at least two million dollars that survives the term of the license and name Mr. Duncan as an additional insured party. The agreement provides that we shall protect, indemnify and hold Mr. Duncan, his agents and representatives, harmless from and against any and all expenses, damages, claims, suits, actions, judgments and costs arising out of any action or proceeding by any third party based upon: any act, omission, or material or alleged breach by us of the terms of the license; our use of the material produced under the agreement; the manufacture, marketing, sale or use of the products; our unauthorized use of any individual intellectual property right, trademark, service mark, or copyright in connection with the licensed subject matter; any materials supplied by us in connection with the services provided by Mr. Duncan under the agreement; or the enforcement of our indemnification obligation. The remuneration due to Mr. Duncan is seven percent of all gross revenues from the sale of the cereal product, and fifty percent of all gross profit from the sale of related merchandise, and is subject to upward adjustment to provide the remuneration that we pay any other celebrity licensor for our products having comparable quantities of products manufactured or sold us. Interest on any late payments to Mr. Duncan will be the lesser four percent per month or the maximum rate permissible by law. Mr. Duncan also received a five year warrant to purchase 50,000 shares of our common stock, exercisable at $.20 per share. Either party may terminate the agreement upon forty-five days written notice if the other party breaches a material term and fails to remedy the breach within thirty days. Mr. Duncan may also terminate the agreement upon forty-five days written notice if: we become insolvent, files a petition in bankruptcy or has a petition in bankruptcy filed against it which is not dismissed within fifteen days; we discontinue production and distribution of the products; we use products and materials not approved by Mr. Duncan; or we use the licensed subject matter in connection with any product or service for which we do not have license rights under the agreement. We may also terminate the agreement if Mr. Duncan is convicted, after all appeals, of a felony crime involving moral turpitude or a crime involving use or possession of controlled substances. The license terminates on the end of the 1999-2000 National Basketball Association season. If certain sales goals are met, the license fees on the cereal products increases by four percent of gross revenues, and the license is automatically extended through the 2000-2001 NBA basketball season, in which event, Mr. Duncan is to receive an additional warrant to purchase 30,000 shares of our common stock, exercisable at one-half the market value of the common stock at that time.

      New York Mets. We have a promotional agreement, dated September 10, 1999, with Sterling Doubleday Enterprises, L.P. ("SDE"), owner and operator of the New York Mets National League Baseball team, for promotional rights during the 1999 and 2000 baseball seasons in connection with the sale and marketing of a cereal product identified by the name and logos of the New
York Mets. Under the agreement, SDE is obligated to inform MLBP of SDE's approval of our use of the Mets name and logos on the products. Under the agreement, we must maintain in effect throughout the term of the agreement a license agreement with the Major League Baseball Player's Association permitting it to feature the images of eight or more Major League Baseball players on the cereal product, and if we decide to feature individual players or groups of less than eight players on the cereal product, the parties will obtain the consent of each such player featured. In the event that the parties decide to feature individual Mets players or groups of less that eight players on the cereal, SDE will cooperate in good faith with our efforts to obtain the consent of the players for the use of their names and likenesses on the cereal product. The selection of the participating players shall be as mutually agreed upon by the parties, with each party's approval not to be unreasonably withheld. (The parties have agreed that at least one version of the product will feature Mike Piazza alone, and that such version will be produced and distributed during at least 12 months within the period from the date of the agreement through December 31, 2000.) Any compensation required to be paid to such individual players shall be the responsibility of SDE, provided that it shall not be unreasonable for SDE to withhold its approval of any participating player based on the fee required by such player.

Under the agreement, SDE will promote the sale of the cereal product in: one 15-second advertisement displayed on the Diamond Vision scoreboard at Shea Stadium, which advertisement will be displayed during each Mets home game from August 6, 1999 through the end of the regular season, and in the 2000 baseball season, the advertisement will be displayed during each regular season home game at Shea Stadium; two appearances by Mr. Met in 1999 and six appearances in 2000 at mutually agreed upon retail stores that sell the cereal product; SDE will allow us to distribute product samples at Shea Stadium turnstiles during three mutually agreed upon regular season home games in 1999 and five mutually agreed upon regular season home games in 2000; we may place advertisements of the cereal product on the backs of 100,000 Mets pocket schedules in 2000; the cereal product will be advertised in the 2000 New York Mets Yearbook. Under the agreement, us will receive: the use of a 15-person Diamond View Suite at the Stadium on one mutually agreed upon game date in 1999, and on three mutually agreed upon games dates in 2000; four tickets to each of ten mutually agreed upon Mets regular season home games in 1999 (for a total of 40 regular season tickets) and the right to purchase four tickets to each of the first three Mets 1999 playoff games at the Stadium; four tickets to each of 30 mutually agreed upon regular season Mets home games in 2000 (for a total of 120 tickets); the right to conduct and promote one contest in each of 1999 and 2000 and to award to retail purchasers of the cereal product one grand prize, three second prizes, and five third prizes for each contest. The grand prize for the 1999 season is a weekend (two nights) trip for two to Mets spring training in Port St. Lucie, Florida for which us will provide, at its own expense, round-trip airfare, and SDE will provide hotel accommodations, a car rental in Port St. Lucie, and two tickets to one spring training game. The second place prize for 1999 is a Mets jersey autographed by one player that appears on the 1999 cereal product. The third place prize for 1999 is four tickets to one Mets regular season home game and the opportunity to attend that game's batting practice on the field. The grand prize for 2000 is an opportunity to appear in a non-official Mets team photograph. The second place prize for 2000 is a "honorary bat boy or bat girl" for one day (an opportunity to dress in a Mets uniform and to attend batting practice on the field). The third place prize for 2000 is a National league baseball signed by a player that appears on the 2000 cereal product. As compensation, we are to pay to the licensor twelve and one-half percent of net sales of all products covered by the agreement. The agreement shall be automatically renewed on an annual basis unless SDE elects to terminate the agreement by providing written notice of such termination on or before December 31, 2000, or on or before any anniversary thereof, provided that SDE shall provide the same or comparable promotional support and cooperation during each year during which the agreement remains in effect.

      License with Actor

      Olympia Dukakis. We entered into an exclusive worldwide license agreement with Olympia Dukakis as of March 1, 1997 to manufacture, distribute, promote and sell Greek specialty food products bearing her name and likeness. Under the agreement, we have the right to use the name, photograph, depiction, characterization, likeness, voice, image and biographical data of Ms. Dukakis and the trademarks, logos, copyrights and all other authorized material owned or controlled by Ms. Dukakis. We are responsible for all costs and expenses in connection with the development, promotion, manufacturing, packaging, shipping, distribution, sales and promotion of the product. Ms. Dukakis is obligated to make personal appearance and services for television commercials, point of purchase, promotional, and display materials, print media, outdoor and transit advertisements, and at sales meetings, press conferences, dinners, receptions, and similar events at the reasonable request of us to assist in the promotion of the products. We reserve all rights in the products, their formulae and secret ingredients, or their packaging and labeling. Under the agreement, Ms. Dukakis is entitled to five percent (5%) of all monies received by us as revenue derived from sale of the products. As additional compensation, we have granted Ms. Dukakis warrants to purchase 100,000 shares of our common stock, exercisable for five years at $1.00 per share. The agreement can only be assigned with the prior written consent of the other party, except that we may assign the assignment to a wholly-owned subsidiary or to an entity owning at least 42.5% of our equity, in which event Ms. Dukakis has the right to renegotiate the terms of the license. The agreement provides that the parties shall indemnify the other parties for actions, claims, suits, losses, judgments, penalties, liabilities, damages, costs, and expenses arising out of a party's breach of the terms of the agreement, or through the gross negligence or intentional acts of its officers, directors, employees, or representatives. The license may be terminated upon forty-five
(45) days written notice if: (a) a party breaches a material term of the agreement and fails to remedy said breach within thirty (30) days of its receipt of written notice of the breach; (b) a party becomes insolvent or files a petition in bankruptcy; (c) We discontinue production and distribution of the products; (d) Ms. Dukakis becomes the subject of public disrepute or scandal that affects her image; or (e) Ms. Dukakis dies or suffers any disability impairing her ability to perform as an entertainer.

SOURCES AND AVAILABILITY OF RAW MATERIALS AND PRINCIPAL SUPPLIERS.

      We use Jasper Foods, located in Jasper, Missouri, as our cereal manufacturer, and T. Marzetti Foods, located in Canton, Ohio, as our salad dressing manufacturer. We engage a third-party, private-label manufacturer to produce our products according to the specifications and product formulas provided by us to such manufacturer. We have not experienced and do not anticipate any difficulty in meeting our current and anticipated sales objectives. Manufacturing facilities are subject to regulations promulgated by the Food and Drug Administration. The Food and Drug Administration and state regulatory agencies inspect the facilities of manufacturers on a routine basis for regulatory compliance. We cannot assure you that the third-party manufacturers can satisfy these requirements.

MAJOR CUSTOMERS

      Although we target our products to a large number of supermarkets and upon a broad customer base to whom it sells relatively small quantities of our products, in 1998, two customers, Giant of Maryland and C&S Wholesale, accounted for approximately thirty percent of its sales, and, in 1999, Jewel Supermarkets accounted for more than ten percent of our sales to date. These customers purchased products in blocks and there is no on-going agreement for these customers to purchase our products; therefore, we do not believe that loss of any one of these customers would have a material adverse affect on our operations.

EMPLOYEES

      We currently have three full-time employees, including two management level employee.

OFFICE FACILITIES

     We maintain our executive offices in approximately 1,341 square feet at New York, New York, pursuant to a lease expiring on April 30, 2005, at a current annual rent of $38,889 through August 2001, which annual rent will be $42,912 for the term September 2001 through June 2003 and $42,935 for the term July 2003 through May 2005.

LEGAL PROCEEDINGS

     We are not a party to, and none of our property is subject to, any pending or threatened legal or governmental proceedings that will have a materially adverse affect upon our financial condition or operation.

CHANGE IN ACCOUNTANTS

      We did not have an independent certified accountant from April 30, 1996 to May 28, 1998, during which time period we had no material operations. On May 28, 1998, we acquired Famous Fixins, Inc. ("FFNY"), and the Board of Directors approved the election to retain the services of FFNY's independent certified accountants, Freeman and Davis LLP, who had served as FFNY's sole principal accountants since May 25, 1997.

                              OUR MANAGEMENT

      The following persons are the present directors and executive officers of Famous Fixins.

Name                    Age      Position
----                    ---      --------
Jason Bauer             29       Chairman of the Board, Chief Executive
                                 Officer, President and Treasurer
Peter Zorich            31       Director, Executive Vice President and
                                 Secretary
Michael Simon(1)        30       Executive Vice President and Director
Lisa Bauer              29       Director

(1)   Became a director on July 8, 1999.

     All directors of Famous Fixins are elected annually to serve for one year and hold office until the next annual meeting of the shareholders and until their successors are elected and qualified. The officers of Famous Fixins are elected by the Board of Directors at the first meeting after each annual meeting of Famous Fixins' shareholders, and hold office until their death, resignation or removal from office.

      None of the directors are directors of other reporting companies.

      Family relationships that exist among our present officers and directors are: Jason Bauer, Famous Fixins' Chief Executive Officer, President and Chairman of the Board of Directors, is the spouse of Lisa Bauer, a director of Famous Fixins.

      None of the officers and directors of Famous Fixins have been involved In the past five years in any of the following: (1) bankruptcy proceedings;
(2) subject to criminal proceedings or convicted of a criminal act; (3) subject to any order, judgment or decree entered by any Court for violating any laws relating to the business, securities or banking activities; or (4) subject to any order for violation of federal or state securities laws or commodities laws.

MANAGEMENT PROFILES

      JASON BAUER, Chief Executive Officer, President, Treasurer and Chairman of the Board. Jason Bauer has served as Famous Fixins' President, Treasurer and Chairman of the Board since May 1998. In November 1995, he founded Famous Fixins, Inc., a New York corporation ("FFNY"), which Famous Fixins acquired in May 1998. From November 1995 to May 1998, he served as President and Chairman of the Board of FFNY. He worked in the food and beverage industries throughout his entire career. Before founding FFNY, from October 1994 through December 1996, Mr. Bauer was Regional Sales Manager for Krinos Foods, and from December 1996 through March 1997, he was National Sales Manager for Paradise Products, a manufacturer and distributor of foods products in the United States. His expertise includes new product introduction as well as implementation of sales and marketing programs. From 1991 through 1994, Mr. Bauer was Sales Manager for Tri-County Distributors, a beverage wholesaler, where he was responsible for sales of over 100 beverage products. Mr. Bauer received a Bachelor of Science degree in marketing and finance from Boston University in 1991.

      PETER ZORICH, Executive Vice President, Secretary and Director. Peter Zorich has served as Famous Fixins' Executive Vice President, Secretary and Director since May 1998. He was one of the founders of FFNY, which we acquired in May 1998, having served as Vice President and a Director of FFNY from 1995 to May 1998. Mr. Zorich has extensive experience in the television industry as a producer and as a programmer for national news and entertainment. From 1996 to the present, he has worked for the Fox New Channel in New York, New York as a producer of the prime time news and the television talk show "Hannity & Colmes". From 1994 to 1996, he was an associate producer at the business cable network CNBC, where he produced segments on business, politics and entertainment. From 1993 to 1994, he was an associate producer for the Fox Network morning television show "Good Day New York", where he booked guests for local news segments. Mr. Zorich is the son of Olympia Dukakis. Mr. Zorich received a Bachelor of Arts degree in political science from Montclair State University in 1990.

      LISA BAUER, Director. Lisa Bauer has served as a Director of the Famous Fixins since May 1998. From 1997 to May 1998, she served as a director Of FFNY. From July 1998 to the present, she has worked at J.P. Morgan & Co. As a financial planner in its asset management services area. From November 1997 to June 1998, she worked as an investment manager at Circle Advisors, a financial planning and investment advisory firm. From April through November 1997, she worked as an estate planner for Smith Barney, and from February
1996 through March 1997, she worked as a sales assistant for Lehman Brothers. From June 1993 through January 1996, she worked as a sales assistant at J.P. Morgan.

      MICHAEL SIMON, Executive Vice President and Director. Michael Simon has served as Famous Fixins' Executive Vice President and a Director since July 8, 1999. He served, on an independent contractor basis, as our Vice President of Publicity, in a non-officer capacity, from May 28, 1998 to July 8, 1999. From 1997 to May 1998, he held the non-officer title of Vice President of Publicity of FFNY. He has worked in the entertainment industry for the past eight years. From August 1998 to June 1999, he worked as a publicist with the public relations firm B/W/R located in New York, New York. While at B/W/R, he worked with celebrity clients such as Cal Ripken, Jr., Sugar Ray Leonard, Jason Alexander, Chris Rock and corporate clients D.A.R.E. America and Playboy. From August 1997 to July 1998, he worked as a publicist with the public relations firm Jason Weinberg and Associates located in New York, New York, where he worked with clients such as Della Reese, Marlo Tmas, Kirstie Alley and Michael Bergin. From July 1995 through July 1997, Mr. Simon was a Public Relations Manager for Planet Hollywood International, Inc. where his duties included promoting the Planet Hollywood restaurants and logo. Mr. Simon has extensive relationships with national media outlets in radio, television and print, and his primary role for Famous Fixins will be that of publicist. From June 1991 through July 1995, Mr. Simon was a television talent agent for the Los Angeles based talent agency, International Creative Management, where he worked with clients such as Valerie Harper, Garry Marshall, Sugar Ray Leonard, Bob Barker and Tori Spelling. Mr. Simon received a Bachelor of Arts degree from Hunter College in 1991.

                             EXECUTIVE COMPENSATION

      The following table sets forth information concerning the annual and long-term compensation during Famous Fixins' last three fiscal years of Famous Fixins' Chief Executive Officer and other most highly compensated employees and all other officers and directors of Famous Fixins:

                                           Summary Compensation Table

                                                                                 Long Term
                                                                                 Compensation
                                                                                 ------------
                                       Annual Compensation                       Awards
                              ----------------------------------------------     ------------
Name and                                                        Other            Securities
Principal                                                       Annual           Underlying    All Other
Position                      Year(1)   Salary       Bonus      Compensation     Options/SARS  Compensation
-----------------------------------------------------------------------------------------------------------
Jason Bauer(2)                1998      $  75,094    $    0     $         0            0       $     0
  President and Chairman      1997(5)   $  29,050    $    0     $         0            0       $     0
  of the Board                1996      $       0    $    0     $         0            0       $     0

Peter Zorich(2)               1998      $       0    $    0     $         0            0       $     0
  Executive Vice President,   1997      $       0    $    0     $         0            0       $     0
  Treasurer, Secretary and    1996      $       0    $    0     $         0            0       $     0
  Director

Lisa Bauer(2)                 1998      $       0    $    0     $         0            0       $     0
  Director                    1997      $       0    $    0     $         0            0       $     0
                              1996      $       0    $    0     $         0            0       $     0

Michael Simon(3)              1998      $       0    $    0     $         0      300,000(6)    $     0
  Executive Vice President    1997      $       0    $    0     $         0            0       $     0
  and Director                1996      $       0    $    0     $         0            0       $     0

Olympia Dukakis(2)(4)         1998      $       0    $    0     $         0            0       $     0
  Director                    1997      $       0    $    0     $         0            0       $     0
                              1996      $       0    $    0     $         0            0       $     0

Russell Ortman(5)             1998      $       0    $    0     $         0            0       $     0
  Former President and        1997      $       0    $    0     $         0            0       $     0
  Director                    1996      $       0    $    0     $         0            0       $     0

Leona Jamison(5)              1998      $       0    $    0     $         0            0       $     0
  Former Secretary and        1997      $       0    $    0     $         0            0       $     0
  Director                    1996      $       0    $    0     $         0            0       $     0
____________

(1) The compensation paid in fiscal year 1998 includes the operations of FFNY prior to May 28, 1998.
(2) Became a director and/or officer of Famous Fixins on May 28, 1998. Excludes options to purchase 1,500,000 shares of common stock granted in April 1999 under an employment agreement, which options vest upon the achievement of certain corporate milestones. No options have vested.
(3)   Became a director and officer of Famous Fixins on July 8, 1999.
(4)   Resigned as a director of Famous Fixins on July 6, 1999.
(5)   Resigned as officer and director of Famous Fixins on May 28, 1998.
(6) On June 2, 1998, Famous Fixins issued 300,000 warrants to purchase shares of our common stock to Michael Simon. The warrants are exercisable for six years at $1.00 per share, subject to vesting at a rate of 60,000 per year. Presently, 60,000 warrants are exercisable.

      The following table sets forth information concerning options granted during the 1998 fiscal year to those persons named in the preceding Summary Compensation Table:

                    Option/SAR Grants in Last Fiscal Year
                            (Individual Grants)

                        Number of
                        Securities        Percent of total
                        Underlying        options/SARS granted     Exercise or
                        Options/SARs      to employees in          base price        Expiration
Name                    Granted (#)       fiscal year(1)           ($/Sh)            Date
------------------------------------------------------------------------------------------------
Jason Bauer(2)(3)               0                   0%                    --                  --
Peter Zorich(2)                 0                   0%                    --                  --
Lisa Bauer(2)                   0                   0%                    --                  --
Michael Simon(4)(5)       300,000                 100%                  1.00           Jun-02-04
Olympia Dukakis(2)(6)           0                   0%                    --                  --
Russell Ortman(7)               0                   0%                    --                  --
Leona Jamison(7)                0                   0%                    --                  --

______

(1) Based on the aggregate total of options and/or warrants granted to officers, directors, and employees, without including any options and/or warrants granted pursuant to license or other arrangements.
(2)   Became a director and/or officer of Famous Fixins on May 28, 1998.
(3) Excludes 5-year options granted under an employment agreement in April 1999 to purchase up to 1,500,000 shares of Famous Fixins' common stock, proportioned to vest only after Famous Fixins achieves certain corporate milestones, exercisable at $.30 per share. Options to purchase 600,000 shares at $.30 per share shall vest following the first fiscal year end in which Famous Fixins obtains four or more new celebrity, company, entity or athlete licenses similar in stature and structure to the eight licenses Famous Fixins presently has (the "Licenses") or in which Famous Fixins' EBITDA exceeds $300,000; additional options to purchase 300,000 additional shares at $.30 per share shall vest following the first fiscal year end in which Famous Fixins obtains a further three new Licenses or more or in which Famous Famous' EBITDA exceeds $500,000; additional options to purchase
      300,000 additional shares at $.30 per share shall vest following the first fiscal year end in which Famous Fixins obtains a further three new Licenses or more or in which Famous Fixins' EBITDA exceeds $700,000; and additional options to purchase 300,000 additional shares at $.30 per share shall vest following the first fiscal year end in which Famous Fixins obtains a further three new Licenses or more or in which Famous Fixins' EBITDA exceeds $1,000,000. These options are cumulative and are subject to anti-dilution rights. If any milestones are achieved in the same year, all such options shall vest at the time such milestone is achieved. No options have vested.
(4)   Became a director and officer of Famous Fixins on July 8, 1999.
(5) On June 2, 1998, Famous Fixins issued 300,000 warrants to purchase shares of our common stock to Michael Simon. The warrants are exercisable for six years at $1.00 per share, subject to vesting at a rate of 60,000 per year. Presently, 60,000 warrants are exercisable.
(6)   Resigned as a director of Famous Fixins on July 6, 1999.
(7)   Resigned as a director of Famous Fixins on May 28, 1998.

      None of the options held by those individuals listed in the Summary Compensation Table were exercised in fiscal year 1998. The following table sets forth information concerning the value of unexercised stock options as of December 31, 1998 for those individuals named in the Summary Compensation Table.

         Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

                                                  Number of securities
                        Shares                    underlying unexercised        Value of unexercised
                       Acquired       Value           Options/SARs            in-the-money options/SARs
                         on         realized          at FY-end (#)                 at FY-end ($)(a)
Name                 Exercise (#)      ($)     Exercisable   Unexercisable   Exercisable   Unexercisable
----                 ------------   --------   -----------   -------------   -----------   -------------
Jason Bauer(b)            --            --           --              --            --            --
Peter Zorich              --            --           --              --            --            --
Lisa Bauer                --            --           --              --            --            --
Michael Simon             --            --           --         300,000(c)         --            --
Olympia Dukakis           --            --           --              --            --            --
Russell Ortman            --            --           --              --            --            --
Leona Jamison             --            --           --              --            --            --


(a) The dollar values were calculated by determining the difference between the fair market value at fiscal year-end of the Common Stock underlying the warrants and the exercise price of the warrants. The last sale price of a share of Famous Fixins' common stock on December 31, 1998 as reported by OTC Bulletin Board was $0.25.
(b) Excludes options to purchase 1,500,000 shares of common stock, exercisable at $.30 per share, granted in April 1999 under an employment agreement, which options vest upon the achievement of certain corporate milestones. No options have vested.
(c) Warrants to purchase 60,000 shares of Famous Fixins' common stock became exercisable on June 2, 1999 at $1.00 per share.

DIRECTOR COMPENSATION

      We have never compensated members of the Board of Directors for their services, and have never reimbursed directors for their reasonable out-of-pocket expenses incurred in connection with their attendance at board meetings and for other expenses incurred in their capacity as directors of Famous Fixins. We presently do not have a defined compensation plan for members of our Board of Directors. We reserve the right to compensate members of the Board of Directors for their services on the Board at reasonable rates, including by issuing stock options, and reimbursement of expenses for their attendance at each Board meeting.

EMPLOYMENT AGREEMENTS WITH NAMED EXECUTIVE OFFICERS

      We have an employment agreement with Mr. Bauer to serve as President and Chief Executive Officer for a term of five years ending April 11, 2004. The agreement provides for a current annual salary of $150,000, with cost-of-living adjustments tied to the Consumer Price Index, or such greater annual salary as may be established by the Board of Directors. Beginning in the third year of the employment term, Mr. Bauer's base annual salary is to increase, each fiscal quarter, by at least one percent of Famous Fixins' earnings before interest, taxes, depreciation and amortization in the most recent fiscal year. He has been granted 5-year options to purchase up to 1,500,000 shares of Famous Fixins' common stock, valued at approximately $522,450 at the time of grant. These options are to vest only after Famous Fixins achieves certain corporate milestones. These options are exercisable at $.30 per share. Options to purchase 600,000 shares are to vest following the first fiscal year end in which Famous
Fixins signs four or more new celebrity, company, entity or athlete licenses that are similar in stature and structure to our existing licenses or in which Famous Fixins' earnings before interest, taxes, depreciation and amortization exceeds $300,000; additional options to purchase 300,000 more shares are to vest following the first fiscal year end in which Famous Fixins obtains an additional three new licenses or in which Famous Fixins' earnings before interest, taxes, depreciation and amortization exceeds $500,000; additional options to purchase 300,000 additional shares are to vest following the first fiscal year end in which Famous Fixins obtains three more licenses or in which Famous Fixins' earnings before interest, taxes, depreciation and amortization exceeds $700,000; and additional options to purchase 300,000 more shares are to vest following the first fiscal year end in which Famous Fixins obtains three more licenses or in which Famous Fixins' earnings before interest, taxes, depreciation and amortization exceeds $1,000,000. These options are cumulative and are subject to anti-dilution rights. If any of these milestones are achieved in the same year, all of the options vest at the time the milestones are achieved. Mr. Bauer is also to receive an annual performance bonus equal to up to fifty percent of his base salary, or such other amount as the Board of Directors may determine. Mr. Bauer is also entitled to: death benefits of $100,000; medical and dental insurance; six weeks vacation; a fifteen year term life insurance policy with a face amount of benefit of $1,000,000 and a beneficiary as designated by Mr. Bauer; an automobile for his exclusive use; reimbursement for reasonable travel and other business related expenses; and other bonuses to be determined by the Board of Directors. If Famous Fixins undergoes a "change of control", Mr. Bauer is to receive a golden parachute payment equal to two hundred and ninety percent of his base salary, and he has the right to terminate his employment agreement. "Change of control" refers to any of the following situations: (i) a change in the ownership or management of Famous Fixins that would be required to be reported in response to certain provisions of the Securities Exchange Act of 1934; (ii) an acquisition (other than directly from Famous Fixins) by a person or entity, excluding Famous Fixins, of 25% or more of Famous Fixins' common stock or Famous Fixins' then outstanding voting securities; (iii) a change in a majority of the current Board of Directors, other than in connection with an actual or threatened proxy contest;
(iv) completion of a reorganization, merger, consolidation or sale of all or substantially all of Famous Fixins' assets; or (v) the approval by Famous Fixins' stockholders of a complete liquidation or dissolution of Famous Fixins.

      On June 2, 1998, we entered into an agreement with Michael Simon for his services, on an independent contractor basis, to perform services as our publicist. Under the arrangement, we issued 300,000 warrants to purchase shares of Famous Fixins' common stock to Michael Simon in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933. At the time of issuance, Michael Simon was our Vice President of Publicity, in a non-officer capacity. The warrants granted to Mr. Simon are exercisable for six years at $1.00 per share, subject to vesting at a rate of 60,000 warrants per year and subject to other conditions of performance of publicity services valued at $275,982 to be rendered to Famous Fixins over a five year period.

      On July 8, 1999, Michael Simon became Famous Fixins' Executive Vice President and a director of Famous Fixins. Pursuant to an oral agreement for an at-will employment for a term not to exceed one year, Mr. Simon is to receive compensation amounting to $50,000 annually, and an amount equal to ten percent of all royalties paid by Famous Fixins during the employment period to celebrity licensors under license agreements.

      We currently do not have a retirement, pension or profit sharing program, but the Board of Directors may recommend one at a later date.


                           OWNERSHIP OF SECURITIES

      The following table sets forth, as of December 20, 1999, the shares of Famous Fixins' common stock beneficially owned by each person known to us to be the beneficial owner of more than five percent (5%) of the outstanding shares of common stock, by each officer and director, and by all officers and directors of Famous Fixins as a group. All persons named in the table have the sole voting and dispositive power, unless otherwise indicated, with respect to common stock beneficially owned.

Name and Address          Amount and Nature        Percent of
of Beneficial Owner(1)    of Beneficial Owner      Class(2)
----------------------    -------------------      ----------
Jason Bauer(3)             4,819,494(5)               41.9%
Peter Zorich               4,819,494(5)               41.9%
Michael Simon(4)             327,750                   2.9%
AMRO International, S.A.   1,035,800(6)                9.9%
All officers and           5,147,244(7)               44.8%
  directors as a group

(1) Unless otherwise indicated, the address of each of these persons is Famous Fixins, Inc., 250 West 57th Street, Suite 1112, New York, New York 10701.
(2) Based upon 10,462,624 shares of common stock issued and outstanding on December 20, 1999, as adjusted to include the conversion of debentures held by AMRO International, S.A. into 1,035,800 shares of common stock, and with respect to each holder of options exercisable within 60 days, the shares represented by such options.
(3) Excludes options to purchase 1,500,000 shares of common stock granted under an employment agreement in April 1999, which options vest upon the achievement of certain corporate milestones. No options have vested.
(4) Became a director and officer on July 8, 1999. Includes 60,000 warrants to purchase Famous Fixins' common stock that are presently exercisable, and excludes 240,000 warrants subject to future vesting.
(5) Includes beneficial ownership of 2,409,747 shares of common stock due to a voting agreement between Jason Bauer and Peter Zorich. Each of Messrs. Bauer and Zorich own 2,409,747 shares of common stock and are deemed the beneficial owner of 2,409,747 shares of common stock held by each other. The agreement provides that each of Messrs. Bauer and Zorich shall vote their respective shares for the election of each other as a director of Famous Fixins. For the election of any additional director, each of Bauer and Zorich shall vote his shares for the election of each other's designee, provided that at least two directorships shall need to be filled. The agreement also provides that they will vote for the election of Jason Bauer as President and Chief Executive Officer and Peter Zorich as Executive Vice President of Famous Fixins. The agreement expires on June 30, 2001, unless earlier terminated by written agreement signed by both parties.
(6) Assumes conversion of debentures held by AMRO International, S.A. into 1,035,800 shares of common stock. At a conversion price of $.343, AMRO International can convert the debentures into 2,433,563 shares of common stock. However, the debentures provide that AMRO International may not convert the debentures into a number of shares of common stock so that AMRO International owns 9.9% or more of Famous Fixins' then-outstanding common stock.
(7) Includes 2,409,747 shares of common stock held by each of Messrs. Bauer and Zorich, and does not include beneficial ownership of an additional 2,409,747 shares of common stock held by each of Messrs. Bauer and Zorich due to a voting agreement between Messrs. Bauer and Zorich.

CHANGES IN CONTROL

      There is no arrangement which may result in a change in control of Famous Fixins.

      Jason Bauer and Peter Zorich have an agreement to vote their respective shares for the election of each other as a director of Famous Fixins. For the election of any additional director, each of Bauer and Zorich shall vote his shares for the election of each other's designee, provided that at least two directorships shall need to be filled. The agreement also provides that they will vote for the election of Jason Bauer as President and Chief Executive Officer and Peter Zorich as Executive Vice President of Famous Fixins. They also agreed not to offer to sell, sell, transfer, assign, hypothecate, pledge or otherwise dispose of any beneficial interest in their voting shares except subject to the terms of the voting agreement, unless prior written consent is obtained from the other party that such shares shall not be subject to the voting agreement or unless the shares are sold to an independent third party in an arms'-length transaction for fair market value. The agreement expires on June 30, 2001, unless earlier terminated by written agreement signed by both parties. Jason Bauer is Famous Fixins' Chief Executive Officer, President, Treasurer and Chairman of the Board of Directors. Peter Zorich is Famous Fixins' Vice President, Secretary and a director. Messrs. Bauer and Zorich are Famous Fixins' two largest shareholders.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      On May 28, 1998, we completed the acquisition of Famous Fixins, Inc., a privately-held New York corporation formed on November 29, 1995 ("FFNY") in a transaction viewed as a reverse acquisition. Immediately prior to the acquisition, Jason Bauer was the President, Chairman of the Board, and a principal of FFNY, and Peter Zorich was the Executive Vice
President, Secretary, a director, and a principal of FFNY. Pursuant to a Plan and Agreement of Reorganization, we issued 5,494,662 shares of common stock to certain shareholders of FFNY which included the controlling shareholders of FFNY, Jason Bauer and Peter Zorich, in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933. Pursuant to the reorganization, Jason Bauer, Peter Zorich, Michael Simon, and certain non-affiliates of FFNY, exchanged their shares of FFNY for an aggregate of 5,494,662 shares of Famous Fixins, on a pro-rata basis. Pursuant to the acquisition, the officers and directors of Famous Fixins resigned and elected the FFNY nominees in their places, and FFNY become a majority-owned subsidiary of Famous Fixins. Jason Bauer, Peter Zorich, and Michael Simon had acquired their 95, 95 and 5 common shares, respectively, of FFNY on August
21, 1996 for a total cost of less than $10. On October 29, 1997, FFNY authorized, and on January 23, 1998, FFNY filed, a Certificate of Amendment of the Certificate of Incorporation to change and increase the authorized capital stock of FFNY from 200 common shares, no par value, into 20,000,000 shares of common stock, par value $.001. All the shareholders of FFNY exchanged their collective 200 common shares with no par value, proportionately, for a total of 4,000,000 shares of common stock, par value $.001 per share, of FFNY. Pursuant to Famous Fixins acquisition of FFNY, Jason Bauer, Peter Zorich, Michael Simon, and certain non-affiliates exchanged their collective 4,104,328 shares of FFNY (representing approximately 97% of the outstanding shares of FFNY) for an aggregate of 5,494,662 shares of Famous Fixins.

      On May 28, 1998, we exchanged all of the 246,828 warrants of FFNY outstanding for 246,828 warrants of Famous Fixins on a one for one basis. As part of the exchange of warrants, we issued to Olympia Dukakis 100,000 warrants, valued at $91,994, to purchase shares of Famous Fixins' common stock, exercisable for five years at $1.00 per share, in exchange for her 100,000 five year warrants to purchase the common stock of FFNY at $1.00 per share which were granted pursuant to license arrangements. At that time, Olympia Dukakis was a director of Famous Fixins, and previously had been a director of FFNY. Olympia Dukakis resigned as a director of Famous Fixins on July 6, 1999.

      On June 2, 1998, we issued 300,000 warrants to purchase shares of Famous Fixins' common stock to Michael Simon for publicity services valued at $275,982 to be rendered to Famous Fixins over a five year period, in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933. Michael Simon was Famous Fixins' Vice President of Publicity, in a non-officer capacity, at the time of the issuance. The warrants are exercisable for six years at $1.00 per share, subject to vesting at a rate of 60,000 per year and subject to other conditions of performance of services to Famous Fixins. On July 8, 1999, Michael Simon became an officer and director of Famous Fixins.

      Jason Bauer and Peter Zorich have an agreement to vote their respective shares for the election of each other as a director of Famous Fixins. For the election of any additional director, each of Bauer and Zorich shall vote his shares for the election of each other's designee, provided that at least two directorships shall need to be filled. The agreement also provides that they will vote for the election of Jason Bauer as President and Chief Executive Officer and Peter Zorich as Executive Vice President of Famous Fixins. They also agreed not to offer to sell, sell, transfer, assign, hypothecate, pledge or otherwise dispose of any beneficial interest in their voting shares except subject to the terms of the voting agreement, unless prior written consent is obtained from the other party that such shares shall not be subject to the voting agreement or unless the shares are sold to an independent third party in an arms'-length transaction for fair market value. The agreement expires on June 30, 2001, unless earlier terminated by written agreement signed by both parties.

      On April 12, 1999, we granted Jason Bauer, pursuant to an employment agreement to serve as President and Chief Executive Officer, 5-year options to purchase up to 1,500,000 shares of Famous Fixins' common stock, proportioned to vest only after Famous Fixins achieves certain corporate milestones, exercisable at $.30 per share. These options are cumulative and are subject to anti-dilution rights. If any milestones are achieved in the same year, all such options shall vest at the time such milestone is achieved. These options were valued at approximately $522,450 at the time of issuance.

                             SELLING STOCKHOLDERS

      This prospectus relates to a total of up to 3,546,149 shares of common stock, par value $.001 per share, of Famous Fixins, of which (i) 3,206,997 shares of common stock are issuable upon conversion of 5% convertible debentures with a $550,000 principal amount due October 30, 2002, and (ii) 339,152 shares of common stock are issuable upon exercise of 339,152 warrants. The securities issued to the selling stockholders were issued in transactions deemed to be exempt from registration under Section 4(2) of the Securities Act of 1933.

      Pursuant to agreements for the purchase of convertible debentures and warrants, Famous Fixins sold 5% convertible debentures with a $550,000 principal amount due October 30, 2002. Famous Fixins has issued convertible debentures in the amount of $450,000 and 139,152 warrants that are exercisable into shares of Famous Fixins' common stock before October 30, 2004 at a purchase price of $.494 per share, and the remaining $100,000 is due and payable five days after this registration statement is declared effective, at which time Famous Fixins is obligated to issue $100,000 principal amount of five percent convertible debentures. The warrants shall be exercisable for five years at 125% of the market price of the common stock on the closing date. The holders of the convertible debentures are entitled to convert the debentures into shares of common stock at a conversion price equal to the lower of 80% of the market price of Famous Fixins' common stock or $0.55. If the conversion price of the common stock is less than $0.20 per share on any conversion date, Famous Fixins may elect to redeem the debentures in their entirety or to deliver to the holders either cash or common stock or a combination of cash and common stock. The amount of cash to be delivered upon such redemption or conversion shall equal the closing ask price on the conversion date or the date we give notice of redemption multiplied by the number of shares of common stock that would have been issued at the conversion price upon such conversion or redemption. The interest on the convertible debentures is payable quarterly and accrues from the date of issuance on the principal amount of the convertible debentures. The convertible debentures are due October 30, 2002. At our option, we may pay the interest on the convertible debentures in cash or in registered shares of common stock.

      Under a registration rights agreement with the purchasers of the convertible debentures and warrants, we agreed to use our best efforts to cause this registration statement to be filed within ten trading days after the SEC has advised us that the SEC had no further comments on our registration statement on Form 10-SB, as amended, to become effective within ninety days from the required filing date, or, if earlier, within five (5) days of SEC clearance to request acceleration of effectiveness, but in any event no later than February 1, 2000. If the number of shares registered is not enough to register the resale of all of the common stock underlying the convertible debentures and warrants, we are obligated to file, within thirty days of notice from any holder, another registration statement registering such remaining shares and shall use diligent best efforts to prosecute such additional registration statement to effectiveness within ninety days of the date of such notice.

      If the registration statement related to this prospectus is not filed with the SEC within thirty days from the required filing date, the registration statement is not declared effective by the SEC within the earlier of ninety days from the required filing date or five days of clearance by the SEC to request effectiveness, but in no event later than February 1, 2000, the registration statement is not maintained as effective by us for the requisite period, or the additional registration statement is not filed within thirty days or declared effective within ninety days, then we are to pay each holder of the convertible debentures and warrants, as liquidated damages, one percent of the aggregate market value of shares of common stock purchaseable or purchased from Famous Fixins and held by the holder for the first month of such default, and two percent for each month of default thereafter until such registration statement has been filed, and in the event of late effectiveness or lapsed effectiveness, one percent of the aggregate market value of shares of common stock purchaseable or purchased from Famous Fixins and held by the holder for the first month of such default and two percent for each month of default thereafter until such registration statement has been declared effective. As an alternative to paying liquidated damages, we may repurchase the convertible debentures for one hundred forty percent of their face amount if the registration statement is not effective on or before February 1, 2000 by payment on or before February 15, 2000.

      We have agreed with the holders that each will hold harmless the other against any losses, claims, damages or liabilities, joint or several, including all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses, to which they may become subject based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement, prospectus, or based upon the omission or alleged omission to state therein a material fact, unless the misleading or omitted information was provided by the other in connection with the preparation of the registration statement or prospectus.

      Pursuant to license and consulting agreements that include registration rights provisions, we are registering the common stock underlying 200,000 warrants that are exercisable into 200,000 shares of our common stock.
The holders of the warrants are entitled to exercise each warrant into one share of common stock as follows: 100,000 warrants are exercisable before October 30, 2004 at $1.00 per share, and 100,000 warrants are exercisable before June 30, 2004 at $.15 per share.

      The table below sets forth:  (a) the names of the selling stockholders;
(b) the number of shares of common stock beneficially owned by each of the selling stockholders before this offering; (c) the number of shares of common stock being offered under this prospectus by each of the selling stockholders; (d) the number and percentage of shares of stock of common stock owned by each of the selling stockholder after the completion of the offering.

      The shares of common stock offered by this prospectus may be offered from time to time by the selling stockholder. Our registration does not necessarily mean that any selling stockholder will sell all or any of its shares.

                                 Number of Shares                         Number of Shares   Percent
                                 Owned Prior           Number of Shares   Owned After        Owned After
Name of Selling Stockholder      to this Offering      Being Offered      this Offering(1)   Offering(2)
-----------------------------------------------------------------------------------------------------------
AMRO International, S.A.         2,433,563(3)          2,433,563(3)                 0        *
Austost Anstalt Schaan             456,293(4)            456,293(4)                 0        *
Balmore Funds, S.A.                456,293(4)            456,293(4)                 0        *
First Atlanta Securities, LLC      100,000(5)            100,000                    0        *
Pey Dirt, Inc.                      50,000(5)             50,000                    0        *
Turn 2, Inc.                        50,000(5)             50,000                    0        *
                                 ---------             ---------            ---------
      TOTAL                      3,546,149             3,546,149                    0
                                 =========             =========            =========

______
(1) Based on 10,462,624 shares of common stock issued and outstanding on December 20, 1999, as adjusted to include 3,546,149 shares of common stock that may be issuable upon the conversion of the convertible debentures and exercise of warrants included in this registration statement.
(2) The symbol "*" indicates less than 1% ownership of Famous Fixins' outstanding shares of common stock after this offering.
(3) Includes 2,332,361 shares of common stock underlying the convertible debentures, based on 200% of the shares issuable upon conversion, at the rate of $.343, of the convertible debentures in the principal amount of $400,000. Includes 101,202 shares of common stock underlying warrants.
(4) Includes 437,318 shares of common stock underlying the convertible debentures, based on 200% of the shares issuable upon conversion, at the rate of $.343, of the convertible debentures in the principal amount of $75,000. Includes 18,975 shares of common stock underlying warrants.
(5)   Refers to the number of shares of common stock underlying warrants.

                             PLAN OF DISTRIBUTION

      The shares of common stock may be offered and sold from time to time by the selling stockholders at various times in transactions:

            - in the over-the-counter market;
            - to purchasers directly;
            - in ordinary brokerage transactions in which the broker solicits purchasers;
            - through purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;
            - block trades in which a broker-dealer so engaged will attempt to sell the shares as agent but may take a position and resell a portion of the block as principal to facilitate the transaction;
            - in connection with short sales; or
            - in any combination of one or more of these methods.

      Selling stockholders may sell their shares of common stock at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, at fixed prices, or at a combination of such prices.

      Selling stockholders may use dealers, agents or underwriters to sell their shares. If this happens, the dealers, agents or underwriters may receive compensation in the form of discounts or commissions from the selling stockholder or from the purchaser(s) of shares or from both (which compensation to a particular broker might be in excess of customary compensation).

      Selling stockholder and any dealers, agents or underwriters that participate with the selling stockholders in the distribution of the shares may be deemed to be "underwriters" (as this term is defined in the Securities
Act). Any commissions paid or any discounts or concessions allowed to any such persons, and any profits received on the resale of such shares offered by this prospectus, may be deemed to be underwriting commissions or discounts under the Securities Act.

      We may be required to file a supplemental prospectus in connection with any activities involving a seller which may be deemed to be an "underwriting." In that case, a supplement to this prospectus would contain:

            - the name or names of the underwriters;
            - whether the underwriters are acting as principals or agents;
            - the compensation to be received by an underwriter; and
            - the compensation to be received by any other broker-dealer, in the event the compensation of such other broker-dealers is in excess of usual and customary commissions.

      Underwriters may be entitled under agreements with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution from us for payments the underwriters may be required to make in connection with certain civil liabilities. These underwriters may engage in transactions with, or perform services for, us for customary compensation.

      We will pay for substantially all of the expenses incident to the offer and sale of the shares of common stock offered by the selling stockholders using this prospectus. The selling stockholders will pay applicable stock transfer taxes, transfer fees and brokerage commissions or underwriting or other discounts.

      To comply with the securities laws of certain states, the shares of common stock offered by this prospectus may need to be offered or sold in such jurisdictions only through registered or licensed brokers or dealers.

      The offering of the shares of common stock pursuant to this prospectus will terminate on the earlier of the time when the shares of common stock:
(i) have been sold by the selling stockholders pursuant to this prospectus;
(ii) the time when all of the shares of common stock are eligible to be sold pursuant to Rule 144(k) under the Securities Act; or (iii) this prospectus is no longer effective.


                             DESCRIPTION OF SECURITIES

General

      Our authorized capital stock consists of 25,000,000 shares of common stock, par value $.001 per share. As of December 20, 1999, we had 10,462,624 shares of common stock issued and outstanding. Without including the shares of common stock underlying convertible debentures and warrants that are the subject of this registration statement, we have reserved for issuance up to 2,516,828 shares of common stock issuable upon the exercise of outstanding options and warrants.

Common Stock

      The holders of the common stock are entitled to cast one vote for each share held of record on all matters presented to stockholders. The holders of common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares voting for the election of Famous Fixins' directors can elect all of the directors, and in such an event, the holders of the remaining shares will be unable to elect any of Famous Fixins' directors.

      Our certificate of incorporation does not provide that the holders of common stock have any preemptive right.

       The holders of the outstanding shares of common stock are entitled to receive dividends out of assets legally available at such times and in such amounts as the Board of Directors may from time to time determine, subject to the rights of the holders of our preferred stock. Upon the liquidation, dissolution, or winding up of Famous Fixins, the assets legally available for distribution to the stockholders will be distributed equally among the holders of the shares, subject to the rights of the holders of our preferred stock.

       We have never paid any cash dividends on the common stock. Future cash dividends, if any, will be at the discretion of our Board of Directors and will depend upon, among other things, our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and such other factors as the Board of Directors may deem relevant.

New York Law

      Our Certificate of Incorporation and By-laws do not contain any provisions that are designed to delay, defer or prevent a change in control of Famous Fixins. The Board of Directors is not presently aware of any takeover attempts of Famous Fixins and is not aware of any agreements that exist in the event of a change of control. The Board is Directors does not have any current plans to propose any changes to the charter documents or corporate structure that would have an anti-takeover purpose or effect.

      New York has enacted a business combination statute that is contained in Section 912 of the New York Business Corporation Law. Section 912 provides, among other things, that any person who acquires twenty percent or more of a corporation's outstanding voting stock (an "Interested Shareholder") may not engage in a wide range of "business combinations" with the corporation for a period of five years of the control acquisition date unless the transaction was approved by the corporation's board of directors prior to the control acquisition date. A "business combination" is defined to include: (i) mergers or consolidations of a corporation with or to an Interested Shareholder; (ii) certain transactions to or with an Interested Shareholder of ten percent or more (a) of the aggregate market value of the corporation's assets, (b) of the aggregate market value of the corporation's outstanding stock, or (c) of the corporation's earning power or net income;
(iii) certain transactions resulting in the issuance or transfer to the Interested Stockholder of five percent or more of the market value of the corporation's outstanding stock; (iv) the adoption of any plan or proposal of an Interested Shareholder for the liquidation or dissolution of the corporation; (v) certain transactions resulting in increasing the proportionate share of the voting stock of the corporation owned by an Interested Shareholder; or (vi) the receipt by an Interested Shareholder (except proportionately as a shareholder) of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

      These restrictions do not apply under certain circumstances if the corporation's certificate of incorporation or bylaws contain a provision expressly electing not to be governed by Section 912. Our certificate of incorporation and By-laws do not contain any provision electing not to be governed by Section 912. Our Board of Directors believes that the provisions of Section 912 will help ensure that a change in control of Famous Fixins does not occur without the consent of the Board of Directors or the stockholders, or both, and will encourage any person who seeks to acquire control of Famous Fixins to do so by a negotiated transaction.

Transfer Agent

      Continental Stock & Transfer Company, New York, New York, is our transfer agent and registrar for our common stock.

Market Information

      Beginning on September 9, 1998, our common stock was quoted on the OTC Bulletin Board under the symbol "FIXN". The following table sets forth for the periods indicated, the high and low closing bid prices for the common stock as reported by the OTC Bulletin Board.

Quarter Ended                      High       Low
------------------                ------     ------
September 30, 1998                $1.75      $1.00
December 31, 1998                 $1.25      $0.25
March 31, 1999                    $1.625     $0.375
June 30, 1999                     $0.67      $0.350

      The foregoing quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not necessarily represent actual transactions.

      On November 18, 1999, our common stock was removed from quotation on the OTC Bulletin Board. On about December 20, 1999, our common stock was reinstated for quotation on the OTC Bulletin Board.

Holders

     The approximate number of holders of record of Famous Fixins' common stock at December 20, 1999 was 84, without including the beneficial owners of shares of common stock held in street name. However, we estimate that there were approximately 1,252 beneficial holders of our common stock as of that date.

                                 LEGAL MATTERS

      Our counsel, Law Offices of Dan Brecher, New York, New York, is giving us an opinion on the validity of the shares offered by this prospectus. Dan Brecher, the sole principal of the law firm, owns 93,125 shares of common stock and warrants to purchase 69,552 shares of common stock of Famous Fixins. He is not a selling stockholder under this prospectus.

                                    EXPERTS

      The financial statements of Famous Fixins for the year ended December 31, 1998, included in this prospectus have been audited by Freeman & Davis LLP, independent auditors, as stated in their report appearing in this prospectus, and are included in reliance upon such report given on the authority of said firm as experts in accounting and auditing.

                                 INDEMNIFICATION

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Famous Fixins of expenses incurred or paid by a director, officer or controlling person of Famous Fixins in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by Famous Fixins is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                      WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any documents we file at the Securities and Exchange Commission's public reference room at 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available on the Securities and Exchange Commission's web site at http://www.sec.gov.

                   INDEX TO FINANCIAL STATEMENTS

                                                                        PAGE

Financial Report - Year Ended December 31, 1999                         F-1
Financial Statements - Quarter Ended September 30, 1999 (Unaudited)     F2-1

                         FAMOUS FIXINS, INC.
                         FINANCIAL STATEMENTS



                          TABLE OF CONTENTS
                          -----------------


                                                                       PAGE
                                                                       ----
FINANCIAL STATEMENTS:

   INDEPENDENT AUDITORS' REPORT                                         F-2
   EXHIBIT  "A"  -  BALANCE SHEETS                                      F-3
   EXHIBIT  "B"  -  STATEMENTS OF OPERATIONS                            F-5
   EXHIBIT  "C"  -  STATEMENTS OF CASH FLOWS                            F-6
   EXHIBIT  "D"  -  STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)        F-7
   NOTES TO FINANCIAL STATEMENTS                                 F-8 - F-19

                        INDEPENDENT AUDITORS' REPORT
                        ----------------------------


To the Board of Directors and Stockholders of Famous Fixins, Inc.:

      We have audited the accompanying balance sheets of Famous Fixins, Inc. as of December 31, 1998 and 1997, and the related statements of operations, cash flows and stockholders' equity (deficit) for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Famous Fixins, Inc. as of December 31, 1998 and 1997, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

      The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred substantial losses from operations and has deficiencies in working capital and stockholders' equity, which raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters are also described in
Note 1. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.



New York, New York                                   /s/  Freeman & Davis LLP
July 29, 1999

                         FAMOUS FIXINS, INC.
                            BALANCE SHEETS


                                                                          DECEMBER 31,
                                                                  -------------------------
                                                                     1998           1997
                                                                  ----------     ----------
                  A S S E T S
                  -----------

CURRENT ASSETS
--------------

   Cash and cash equivalents                                      $  19,500      $   9,522
   Accounts receivable, less allowance for doubtful
      accounts of $5,000 in 1997                                     13,613         13,419
   Merchandise inventory                                             27,420         61,186
   Prepaid expenses                                                                  2,227
                                                                  ---------      ---------

     TOTAL CURRENT ASSETS                                            60,533         86,354
                                                                  ---------      ---------

PLANT AND EQUIPMENT
-------------------

   Furniture and fixtures                                             9,309
   Machinery and equipment                                            9,406          6,304
                                                                  ---------      ---------
                                                                     18,715          6,304
     Less: Accumulated depreciation                                   3,578          1,261
                                                                  ---------      ---------

     NET PLANT AND EQUIPMENT                                         15,137          5,043
                                                                  ---------      ---------

OTHER ASSETS
------------

   Security deposits                                                  2,400
   Costs incurred in connection with a securities
      offering in progress                                                          14,775
                                                                  ---------      ---------

     TOTAL OTHER ASSETS                                               2,400         14,775
                                                                  ---------      ---------

                                                                  $  78,070      $ 106,172
                                                                  =========      =========

      The accompanying notes are an integral part of these financial statements.

                                                                EXHIBIT "A"

                                                                         DECEMBER 31,
                                                                  -------------------------
                                                                     1998           1997
                                                                  ----------     ----------
              LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
              ----------------------------------------------

CURRENT LIABILITIES
-------------------

   Current installments of long-term note payable to bank         $  15,432      $
   Note payable to related party                                    134,303        197,261
   Accounts payable and accrued expenses                            134,138        129,959
   Taxes payable - other than on income                               1,643          1,164
   Income taxes payable                                                 625            625
   Subscribers' deposits on common stock, net                        12,500
   Due to stockholders                                                              11,154
                                                                  ---------      ---------

     TOTAL CURRENT LIABILITIES                                      298,641        340,163
                                                                  ---------      ---------

LONG-TERM LIABILITY
-------------------

   Long-term note payable to bank, net of current installments       25,253
                                                                  ---------      ---------

STOCKHOLDERS' EQUITY (DEFICIT)
------------------------------

   Common stock, $.001 par value per share:
      Authorized                 25,000,000 shares
      Issued and outstanding
            6,883,891 shares in 1998; 6,105,180 shares in 1997        6,883          6,105
   Additional paid-in capital (deficit)                             662,937         (5,095)
   Accumulated deficit                                             (865,644)      (235,001)
                                                                  ---------      ---------
                                                                   (195,824)      (233,991)
      Less:  Unused advertising barter credits                      (50,000)
                                                                  ---------      ---------
      TOTAL STOCKHOLDRES' EQUITY (DEFICIT)                         (245,824)      (233,991)
                                                                  ---------      ---------

                                                                  $  78,070      $ 106,172
                                                                  =========      =========

      The accompanying notes are an integral part of these financial statements.

                                                                EXHIBIT  "B"
                         FAMOUS FIXINS, INC.
                       STATEMENTS OF OPERATIONS

                                                      YEAR ENDED DECEMBER 31,
                                                      -----------------------
                                                        1998          1997
                                                      ---------     ---------


                                                        AMOUNT        AMOUNT
                                                      ---------     ---------

NET SALES                                             $ 276,006     $ 358,791
                                                      ---------     ---------

COST OF GOODS SOLD
------------------
   Merchandise inventory at beginning of year            61,186
   Purchases                                            154,878       245,388
   Other direct costs                                     4,499        10,499
                                                      ---------     ---------
                                                        220,563       255,887
      Less: Merchandise inventory at end of year         27,420        61,186
                                                      ---------     ---------

TOTAL COST OF GOODS SOLD                                193,143       194,701
                                                      ---------     ---------

GROSS PROFIT ON SALES                                    82,863       164,090

OTHER INCOME - MANAGEMENT AND
   DISTRIBUTION SERVICES                                 35,347
                                                      ---------     ---------

TOTAL INCOME                                            118,210       164,090
                                                      ---------     ---------

OPERATING EXPENSES
------------------
   Selling expenses                                     530,676       305,416
   General and administrative expenses                  203,482        62,474
   Interest expense, net                                 14,026         6,932
                                                      ---------     ---------

TOTAL OPERATING EXPENSES                                748,184       374,822
                                                      ---------     ---------

OPERATING LOSS BEFORE PROVISION
   FOR INCOME TAXES                                    (629,974)     (210,732)

PROVISION FOR INCOME TAXES                                  669           950
                                                      ---------     ---------

NET LOSS                                              $(630,643)    $(211,682)
                                                      =========     =========

Net loss per common share, basic                         $(0.10)       $(0.03)
Net loss per common share, assuming full dilution        $(0.10)       $(0.03)
Weighted average number of common shares
   outstanding:
      Basic                                           6,458,266     6,105,180
      Assuming full dilution                          6,458,266     6,105,180


      The accompanying notes are an integral part of these financial statements.

                                                               EXHIBIT  "C"
                         FAMOUS FIXINS, INC.
                       STATEMENTS OF CASH FLOWS

                                                                   YEAR ENDED DECEMBER 31,
                                                                  -------------------------
                                                                     1998           1997
                                                                  ----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                       $(630,643)     $(211,682)
   Adjustments to reconcile net loss to net cash used in
      operating activities:
         Noncash items:
            Depreciation                                              2,317          1,261
            Value of common stock issued for services
               received by the Company                               88,500
            Value of warrants issued for services
               received by the Company                              176,173
          Changes in working capital                                 40,457         54,916
          Increase in security deposits                              (2,400)
                                                                  ---------      ---------

NET CASH USED IN OPERATING ACTIVITIES                              (325,596)      (155,505)
                                                                  ---------      ---------

CASH FLOWS USED IN INVESTING ACTIVITIES:
   Payments for plant and equipment additions                        (8,936)        (6,304)
                                                                  ---------      ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of common stock, net                      365,437
   Proceeds of long-term debt                                        50,000
   Repayments of long-term debt                                      (9,315)
   Proceeds (payments) of note payable to related party - net       (62,958)       177,708
   Increase (decrease) in stockholders' loans                       (11,154)         7,350
   Costs incurred in connection with a securities offering
      in progress                                                                  (13,775)
   Subscribers' deposits on common stock, net                        12,500
                                                                  ---------      ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES                           344,510        171,283
                                                                  ---------      ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                             9,978          9,474

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                        9,522             48
                                                                  ---------      ---------

CASH AND CASH EQUIVALENTS AT END OF YEAR                          $  19,500      $   9,522
                                                                  =========      =========

      The accompanying notes are an integral part of these financial statements.

                                                                EXHIBIT  "D"

                         FAMOUS FIXINS, INC.
             STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                  TWO YEARS ENDED DECEMBER 31, 1998

                                                                                         Additional                      Unused
                                                                  Common Stock             Paid-In                    Advertising
                                                                                           Capital      Accumulated      Barter
                                                  Total       Shares         Amount       (Deficit)       Deficit        Credits
                                                ---------    ---------     ----------     ----------    ------------  -----------
BALANCE - JANUARY 1, 1997                       $              610,518        $  611       $   (611)     $    -       $       -

Retroactive recognition to January 1,
   1997 of May 28, 1998 reorganization
   (reverse acquisition - Note 1)
   whereby 5,494,662 common
   shares were issued in exchange
   for 4,104,328 common shares of
   the New York Subsidiary                        (22,309)   5,494,662         5,494         (4,484)       (23,319)

Net loss for 1997                                (211,682)                                                (211,682)
                                                ---------    ---------         -----       --------      ---------    -----------

BALANCE - DECEMBER 31, 1997,
   AS ADJUSTED                                   (233,991)   6,105,180         6,105         (5,095)      (235,001)

Issuance in June, 1998, of common
   shares on a one for one basis for
   common shares sold in January
   1998 by the New York Subsidiary
   in its securities offering                     102,265      132,711           133        102,132

Issuance of common shares for
  goods and services received                      91,975      141,000           140        141,835                       (50,000)

Issuance of common shares in a
  securities offering in July, 1998 - net         211,953      255,000           255        211,698

Issuance of common shares in a
   securities offering in December
   1998 - net                                      36,444      250,000           250         36,194

Issuance of warrants for services
   rendered                                       176,173                                   176,173

Net loss for 1998                                (630,643)                                                (630,643)
                                                ---------    ---------        ------       --------      ---------    -----------

BALANCE - DECEMBER 31, 1998                     $(245,824)   6,883,891        $6,883       $662,937      $(865,644)   $   (50,000)
                                                ==========   =========        ======       ========      =========    ===========

      The accompanying notes are an integral part of these financial statements.

                             FAMOUS FIXINS, INC.
                        NOTES TO FINANCIAL STATEMENTS
                              DECEMBER 31, 1998


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

            BUSINESS COMBINATION - PRINCIPLES OF PRESENTATION
            -------------------------------------------------

              The accompanying financial statements include the accounts of Famous Fixins, Inc. (Company) and reflects certain transactions which are described below.

              Famous Fixins, Inc., a New York corporation (New York Subsidiary), began its sales operations on March 25, 1997. On May 28, 1998, Spectrum Resources, Inc., a Nevada corporation (Spectrum) (an inactive corporation with no assets and liabilities), pursuant to a Plan and Agreement of Reorganization, issued 5,494,662 shares of common stock in exchange for substantially all (4,104,328) of the issued and outstanding common shares of New York Subsidiary. In addition, in June 1998 Spectrum exchanged 132,711 shares of its common stock for 132,711 shares of New York Subsidiary from shareholders who acquired such shares in a private placement by New York Subsidiary in January, 1998. As a result, Spectrum, became the parent of New York Subsidiary.

              On June 19, 1998, Famous Fixins Holding Company (Holding) was incorporated in the State of New York. On November 16, 1998, Spectrum merged into Holding by exchanging its outstanding common shares for shares of Holding on a one for one basis.

              On November 20, 1998, New York Subsidiary merged into Holding and Holding changed its name to Famous Fixins, Inc. (Company).

              The aforementioned merger transactions have been accounted for as a "reverse acquisition" because the former shareholders of New York Subsidiary received the larger portion of the voting rights in the combined companies and that: (i) for accounting purposes New York Subsidiary is deemed to be the accounting acquirer; (ii) the historical financial statements presented are that of New York Subsidiary; and (iii) the guidance of APB 16 is applied in the allocation of the purchase price to the accounting acquirees (Spectrum's) net assets, the nature of which are described above.

              All significant intercompany accounts and transactions are eliminated. The 1997 financial statements have been restated to furnish comparative information with the 1998 presentation.

                             FAMOUS FIXINS, INC.
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                              DECEMBER 31, 1998


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------

            BUSINESS ACTIVITIES OF THE COMPANY
            ----------------------------------


              The Company is a promoter and marketer of celebrity endorsed food products. The Company currently has a line of Olympia Dukakis Greek salad dressings, which are sold to supermarket chains in the northeast United States. In addition, the Company also provides management and distribution services for food products owned by other celebrities. The Company has launched additional food product lines bearing other celebrity names in 1999.

              In August 1998, the Company received approval to trade its common shares on the "OTC Bulletin Board".

              During 1998, the Company received capital of $492,637 in cash and services (net of costs of $61,278) from securities offerings by issuing 778,711 shares of its common stock. In 1999, through June 30, 1999 the Company has issued an additional 3,578,733 shares of common stock in exchange for cash and services aggregating approximately $475,000 which as at June 30, 1999 (a) $294,000 was collected by the Company; (b) $60,000 is receivable under a stock subscription agreement; and (c) $121,000 has been provided in various services. The offerings are pursuant to the exemptions from registration with the Securities and Exchange Commission (SEC) provided by
Section 4(2) of the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, including Regulation D, and under applicable state laws, rules and regulations.

              The accompanying financial statements have been prepared in conformity with generally accepted principles which contemplates continuation of the Company as a going concern. The Company has incurred substantial operating losses since inception of operations and as at December 31, 1998 reflects deficiencies in working capital and stockholders' equity. These conditions indicate that the Company may be unable to continue as a going concern. Management believes that it can achieve profitable operations in the future and that it can raise adequate capital and financing as may be required. However, there can be no assurance that future capital contributions and/or financing will be sufficient for the Company to continue as a going concern or that it can achieve profitable operations in the future. These financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                             FAMOUS FIXINS, INC.
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                              DECEMBER 31, 1998


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------

            USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS
            --------------------------------------------------

              The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

            STOCK-BASED COMPENSATION - WARRANTS
            -----------------------------------

              The Company accounts for stock-based compensation using the fair-value based method prescribed in SFAS No. 123 "Accounting for Stock-Based Compensation". Compensation cost for all stock warrants issued by the Company is measured at the grant date based on the fair value of the warrant and is recognized over the service period, which is usually the contract period. See Note 7.

            REVENUE RECOGNITION
            --------------------------------------------------

              Revenue from sales of celebrity endorsed food products is recorded at the time the goods are shipped, with appropriate provision for uncollectible accounts.

            ACCOUNTING CHANGE
            -----------------

              In 1998, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income", which established standards for reporting and display of comprehensive income and its components in the financial statements. Besides net income, SFAS No. 130 requires the reporting of other comprehensive income, defined as revenues, expenses, gains and losses that under generally accepted accounting principles are not included in net income. As at December 31, 1998 and 1997, the Company had no items of other comprehensive income and as a result, no additional disclosure is included in the financial statements.

                             FAMOUS FIXINS, INC.
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                              DECEMBER 31, 1998


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------

            CONCENTRATIONS OF CREDIT RISK
            -----------------------------

              Financial instruments which potentially expose the Company to concentrations of credit risk, as defined by Statement of Financial Accounting Standards No. 105, consist of cash and cash equivalents and trade accounts receivable.

              A.  CASH AND CASH EQUIVALENTS
                  -------------------------

                    The Company maintains its cash balances in one financial institution located in New York, New York. The balances are insured by the Federal Deposit Insurance Corporation up to $100,000. As at December 31, 1998, all cash balances are covered by such insurance.

                    The Company invests excess cash in high quality short-term liquid money market instruments with maturities of three months or less when purchased. Investments are made only in instruments issued by or enhanced by high quality financial institutions. The Company has not incurred losses related to these investments.

              B.  ACCOUNTS RECEIVABLE
                  -------------------

                  The Company's customer base consists primarily of supermarkets located in the northeast United States. Credit limits, ongoing credit evaluations and account monitoring procedures are utilized to minimize the risk of loss. The Company does not generally require collateral. In 1998, approximately 30% of the sales of the Company are derived from two customers. Although the Company is directly affected by the well being of the retail food industry, management does not believe significant credit risk exists at December 31, 1998.

                             FAMOUS FIXINS, INC.
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                              DECEMBER 31, 1998



NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------

           MERCHANDISE INVENTORY
           ---------------------

             Merchandise inventory is stated at the lower of cost or market value on a first-in, first-out basis.

           PLANT AND EQUIPMENT
           -------------------

             Plant and equipment are stated at cost, less accumulated depreciation. The cost of major improvements and betterments to existing plant and equipment are capitalized, while maintenance and repairs are charged to expense when incurred. Upon retirement or other disposal of plant and equipment, the profit realized or loss sustained on such transaction is reflected in income. Depreciation is computed on the cost of plant and equipment on the straight-line method, based upon the estimated 5 year useful life of the assets.

           INCOME TAXES
           ------------

             The Company has incurred net operating losses for federal income tax purposes during the current and prior tax years. Such losses, in the approximate amount of $240,000 are available through December 31, 2018 as deductions from future income otherwise subject to income taxes.

             The Company has adopted Statement of Financial Accounting Standards No. 109, "Accounting For Income Taxes", which requires the recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases.
No deferred tax assets are recognized in the balance sheet as at December 31, 1998 in connection with the Company's net operating losses inasmuch as a full valuation allowance has been established by management.

NOTE 2.  UNUSED ADVERTISING BARTER CREDITS
         ---------------------------------

         In July 1998, the Company issued 125,000 shares of its common stock in exchange for advertising services and credits to be provided in the current and future periods. The exchange was accounted for on the basis of $1.00 per share of common stock issued (the then prevailing price of the Company's shares) for an aggregate of $125,000, such amount being equal to the value of the advertising services and credits. Of such amount, $75,000 is charged to income in 1998, for advertising services utilized by the Company in its operations. At December 31, 1998, $50,000 of unused advertising barter credits are available in connection with specified future radio spot advertisements and is reflected in the accounts as a contra to stockholders' equity. Such amount is valued at the estimated cost of services to be received by the Company which are usable without any additional cash payments.

                             FAMOUS FIXINS, INC.
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                              DECEMBER 31, 1998


NOTE 3.  NOTE PAYABLE TO RELATED PARTY ($134,303)
         ----------------------------------------

         The Company has entered into a promissory note and agreement with a related party pursuant to which such party agreed to make loans and extend
credit to the Company up to the sum of $200,000.   The promissory note
requires the Company to pay interest only, at a variable rate (currently 10% per annum), with the unpaid principal balance due and payable on August 1, 1999. The proceeds of the loan were derived from borrowings by the related party under an arrangement with its bank. The Company and the related party have informally agreed that the Company will make monthly payments of principal and interest equal to the amounts due by the related party to its bank. Repayment of the Company's loan is guaranteed by certain stockholders of the Company.

         The promissory note shall become due on demand if the Company violates any of the covenants contained in the promissory note agreement. As at December 31, 1998, the Company is in violation of one such covenant (as described in Note 1 in connection with going concern matters).

NOTE 4.  LONG-TERM NOTE PAYABLE TO BANK
         ------------------------------

         Pursuant to a business revolving credit agreement with The Chase Manhattan Bank (Bank), the Bank agreed to make loans to the Company up to a maximum credit line amount (currently $100,000). The Bank notifies the Company as to the amount of the available credit line from time to time. The Company may borrow from the Bank incremental principal amounts of at least $2,500. Borrowings bear interest at the Bank's prime rate plus 1/2%. Principal is payable in monthly installments equal to 1/36 of the outstanding principal amount of the loan as of the date of the last loan made prior to the date of such installment. Repayment of the Company's loan is guaranteed by certain stockholders of the Company.

         The outstanding balance of the long-term note payable to the Bank at December 31, 1998 is summarized as follows:

            Current installments due with one year              $15,432
            Installments due after one year                      25,253
                                                                -------

            TOTAL LONG-TERM NOTE PAYABLE TO BANK                $40,685
                                                                =======

                             FAMOUS FIXINS, INC.
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                              DECEMBER 31, 1998


NOTE 5.  ADVERTISING
         -----------

         The Company expenses all advertising costs as incurred.  See Note
2 for details of unused advertising barter credits of $50,000 included in the accounts as a contra to stockholders' equity at December 31, 1998. Advertising expense was $285,315 and $39,063 for the years ended December 31, 1998 and 1997, respectively.

NOTE 6.  COMMITMENTS AND CONTINGENCIES
         -----------------------------

            LICENSING AGREEMENT
            -------------------

              The Company has a celebrity licensing agreement with a related party which covers the worldwide sale of its current major merchandise product line. The contract specifies that the Company shall pay license fees to the issuer based upon collections on merchandise sales of certain speciality food products. There are no minimum sales or license fee guarantees. Provisions are included in the agreement for termination by either party in certain events.

              License fees are charged to operations upon sale of the related food products. Total license fees expense was approximately $11,000 for the year ended December 31, 1998.

            REAL PROPERTY LEASE
            -------------------

              Rental commitments under a noncancellable operating lease for the Company's office facilities located in New York, New York are as follows:

                    YEAR ENDING
                    DECEMBER 31,          AMOUNT
                    ------------          -------

                        1999              $14,400
                        2000               14,400
                        2001                4,800
                                          -------

                                          $33,600
                                          =======

              Rent expense charged to operations was approximately $8,000 for the year ended December 31, 1998.

                             FAMOUS FIXINS, INC.
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                              DECEMBER 31, 1998


NOTE 6.  COMMITMENTS AND CONTINGENCIES (CONTINUED)
         -----------------------------

            TRANSPORTATION EQUIPMENT LEASE
            ------------------------------

              The Company is obligated under the terms of an operating lease for transportation equipment utilized by it. Future minimum annual payments under this noncancellable operating lease are as follows:

                    YEAR ENDING
                    DECEMBER 31,
                    ------------
                        1999              $ 7,342
                        2000                4,283
                                          -------
                        TOTAL             $11,625
                                          =======

              Total equipment lease expense charged to operations for the year ended December 31, 1998 was approximately $7,300.

            YEAR 2000 COMPLIANCE
            --------------------

              As the year 2000 approaches, the Company recognizes the need to ensure its operations will not be adversely impacted by Year 2000 software failures. The Company primarily uses licensed software products in its operations with a significant portion of processes and transactions centralized in one particular software package. During 1999, management plans to upgrade its software so that the Company's accounting system will be Year 2000 compliant. The cost of the upgrade is not expected to be material. Also during 1999, attention will be focused on compliance attainment efforts of vendors and others, including key system interfaces with customers and suppliers. Although it is not possible to quantify the effects Year 2000 compliance issues will have on customers and suppliers, the Company does not anticipate related material adverse effects on its financial condition or results of operations.

            OTHER CONTINGENCIES
            -------------------

              In the normal course of business, the Company has lawsuits, claims and contingent liabilities. The Company does not expect that any sum it may have to pay in connection with any of these matters would have a materially adverse effect on its financial position or results of operations.

                             FAMOUS FIXINS, INC.
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                              DECEMBER 31, 1998


NOTE 7.  COMMON STOCK AND OUTSTANDING WARRANTS
         -------------------------------------

            The Company has issued warrants to purchase shares of its common stock to certain officers and nonemployees. The objective of the issuance of the warrants include attracting and retaining the best talent, providing for additional performance incentives, and promoting the success of the Company by providing the opportunity to employees and nonemployees to acquire common stock. Warrants outstanding have been granted at exercise prices ranging from $.90 to $2.25 and expire at various dates after the grant date.

            The status of the Company's warrants is summarized below as of December 31:

                                                   NUMBER OF       OPTION
                                                   WARRANTS         PRICE
                                                 ------------   ------------

      Outstanding at December 31, 1996                      0   $          0
      Granted in 1997                                 104,328            .90
                                                 ------------   ------------
      Outstanding at December 31, 1997                104,328            .90
      Granted in 1998                            (*)  502,500     .90 - 2.25
                                                 ------------   ------------

      Outstanding at December 31, 1998                606,828   $.90 - $2.25
                                                 ============   ============

      Weighted Average Fair Value of Options                    $        .90
         Granted During 1998                                    ============

            (*) 300,000 warrants are exercisable subject to conditions of continued employment, at 60,000 warrants per year, cumulatively, over a five year period, the initial exercise date commencing in June 1999.

            The Company accounts for stock-based compensation using the fair value method prescribed in SFAS No. 123 "Accounting for Stock-Based Compensation", under which compensation cost for all stock warrants issued (both vested and non-vested) is measured at the grant date based on the fair value of the warrant. Such cost is recognized over the service period, which is the contract period.

            The fair value of each warrant issued is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted-average assumptions used for the warrants issued: dividend yield of 0%, expected volatility of 150%, risk-free rate of 6%, and expected lives ranging from 1 to 5 years.

            Stock-based compensation cost charged to operations for the year ended December 31, 1998 was $176,173.

                             FAMOUS FIXINS, INC.
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                              DECEMBER 31, 1998


NOTE 7.  COMMON STOCK AND OUTSTANDING WARRANTS (CONTINUED)
         -------------------------------------

              Subsequent to year end, the Company issued additional warrants to purchase 1,980,000 shares of the Company's common stock. Such warrants are issued in connection with services and consist of 480,000 warrants issued to non-employees and 1,500,000 to the Company's chief executive officer.

              Substantially all of the 480,000 non-employee warrants are for a period of five years and are exercisable at amounts between $.15 and $1.00 per share, all of which expire by June 30, 2004. The 1,500,000 warrants granted to the chief executive officer are for a period of five years at an exercise price of $.30 per share. The warrants will vest based upon corporate milestones including the receipt of a specified number of new licensee agreements or the achievement of specified levels of the Company's future annual earnings determined before interest, taxes, depreciation and amortization.

NOTE 8.  NET LOSS PER COMMON SHARE
         -------------------------

              Basic net loss per common share is calculated by dividing the net loss by the weighted average number of common shares outstanding.

              The calculation of fully diluted net loss per common share assumes conversion of warrants into common stock. Net loss and shares used to compute net loss per share, basic and assuming full dilution, are reconciled below:

                                                        1998         1997
                                                     ----------   ----------

      Net loss as reported                           $(630,643)   $(211,682)
                                                     =========    =========

      Net loss, basic                                $(630,643)   $(211,682)

      Effect of dilutive securities, warrants
         convertible to common stock (*)                -              -
                                                     ---------    ---------

      Net loss, assuming full dilution               $(630,643)   $(211,682)
                                                     =========    =========

      Weighted average number of common shares,
          basic                                      6,458,266    6,105,180

      Effect of dilutive securities, warrants
         convertible to common stock (*)                -               -
                                                     ---------    ---------

      Common shares, assuming full dilution          6,458,266    6,105,180
                                                     =========    =========

            (*) No effect has been given to the conversion of warrants to common stock inasmuch as such conversion would be anti-dilutive.

                             FAMOUS FIXINS, INC.
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                              DECEMBER 31, 1998


NOTE 9.  CASH FLOW DATA
         --------------

            Cash and cash equivalents include cash on hand and investments with maturities of three months or less at the time of purchase. Working capital changes on the statements of cash flows were as follows:

                                                           YEAR ENDED
                                                          DECEMBER 31,
                                                     ---------------------

                                                        1998        1997
                                                     ---------    --------

(Increase) decrease in assets:
  Accounts receivable - net                          $    (194)   $(13,419)
  Merchandise inventory                                 33,766     (61,186)
  Prepaid expenses                                       2,227      (2,227)
Increase (decrease) in liabilities:
  Accounts payable and accrued expenses                  4,179     129,959
  Taxes payable - other than on income                     479       1,164
  Income taxes payable                                                 625
                                                     ---------    --------

NET CHANGES IN WORKING CAPITAL                       $  40,457    $ 54,916
                                                     =========    ========

Supplemental information about cash
  payments is as follows:
    Cash payments for interest                       $   9,509    $  6,110
    Cash payments for income taxes                   $     625    $    325

Supplemental disclosure of noncash
  financing activities:
    Issuance of common stock in exchange for
      legal services incurred in connection with
      a securities offering in progress                           $  1,000
    Issuance of common stock in exchange for
      plant and equipment acquired                   $  3,475

                             FAMOUS FIXINS, INC.
                  NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                              DECEMBER 31, 1998


NOTE 10. EVENTS SUBSEQUENT
         -----------------

            Subsequent to these financial statements the Company entered into several contracts with celebrity athletes and related entities which provide for the Company to pay royalties ranging from 2.5% to 12.5% of sales of endorsed food products. Furthermore, the contracts generally provide for the Company to pay a proportion of the gross profits (ranging from 25% to 75%) from the sale of merchandise offered on the Company's food product packages or other promotional materials for its food products.

            As additional compensation in connection with these contracts, the Company issued 480,000 warrants to purchase shares of its common stock at exercise prices ranging from $.15 to $1.00 per share. Certain of the contracts call for minimum annual royalty amounts, which aggregate $125,000 in 1999 and $125,000 in 2000.

            The Company also entered into an employment agreement with its chief executive officer which provides for an annual compensation package, life insurance, death benefits and stock warrants exercisable by the officer based on the Company achieving certain targets over a five year period. Exercise of the warrants may have a dilutive effect.

            See Note 7 for particulars with regard to the aforementioned warrants.

NOTE 11. DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
         -----------------------------------------------------

            The estimate of the fair value of each class of financial instruments for which it is practicable to estimate that value is based on the following methods and assumptions:

            CASH AND CASH EQUIVALENTS, ACCOUNTS RECEIVABLE, NOTE PAYABLE TO RELATED PARTY, ACCOUNTS PAYABLE AND ACCRUED EXPENSES:

              The carrying amounts of these items are assumed to be a
            reasonable estimate of their fair value due to their short-term nature.

            LONG-TERM DEBT:

              The fair value of the Company's long-term debt is deemed to be substantially equal to the carrying value. The outstanding amount is not significant and obtaining quoted fair values for comparable financial instruments is impractical.

                         FAMOUS FIXINS, INC.
                    INTERIM FINANCIAL STATEMENTS
                NINE MONTHS ENDED SEPTEMBER 30, 1999
                             UNAUDITED


                          TABLE OF CONTENTS
                          -----------------


                                                                          PAGE
                                                                          ----

FINANCIAL STATEMENTS:

   EXHIBIT "A" - BALANCE SHEET (UNAUDITED)                                F2-2
   EXHIBIT "B" - STATEMENT OF OPERATIONS (UNAUDITED)                      F2-4
   EXHIBIT "C" - STATEMENT OF CASH FLOWS (UNAUDITED)                      F2-5
   EXHIBIT "D" - STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) (UNAUDITED)  F2-6
   NOTES TO INTERIM FINANCIAL STATEMENTS                                  F2-7


                                    F2-1

                        FAMOUS FIXINS, INC.
                       INTERIM BALANCE SHEET
                            (UNAUDITED)


                                                                      NINE MONTHS ENDED
                                                                        SEPTEMBER 30,
                                                                  -------------------------
                                                                     1999           1998
                                                                  ----------     ----------
                  A S S E T S
                  -----------

CURRENT ASSETS
--------------

   Cash and cash equivalents                                      $  343,648      $ 30,919
   Accounts receivable                                               641,000        50,301
   Merchandise inventory                                              79,868        46,342
   Prepaid expenses                                                   24,307
                                                                  ----------      --------

     TOTAL CURRENT ASSETS                                          1,088,823       127,562
                                                                  ----------      --------

PLANT AND EQUIPMENT
-------------------

   Furniture and fixtures                                              9,309         2,475
   Machinery and equipment                                             9,406         9,406
                                                                  ----------      --------
                                                                      18,715        11,881
     Less: Accumulated depreciation                                    5,940         2,999
                                                                  ----------      --------

     NET PLANT AND EQUIPMENT                                          12,775         8,882
                                                                  ----------      --------

OTHER ASSETS
------------

   Security deposits                                                   2,400         2,400
                                                                  ----------       -------

                                                                  $1,103,998      $138,844
                                                                  ==========      ========

See accompanying notes to financial statements.

                                    F2-2

                                                                EXHIBIT "A"

                                                                      NINE MONTHS ENDED
                                                                         SEPTEMBER 30,
                                                                  -------------------------
                                                                     1999           1998
                                                                  ----------     ----------

          LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
          ------------------------------------

CURRENT LIABILITIES
-------------------
   Current installments of long-term note payable to bank         $   16,893     $  16,920
   Accounts payable and accrued expenses                             772,121       131,855
   Taxes payable - other than on income                                3,165         2,217
   Income taxes payable                                                  625             -
   Note payable to related party                                           -       145,734
                                                                  ----------     ---------

     TOTAL CURRENT LIABILITIES                                       792,804       297,351
                                                                  ----------     ---------

LONG-TERM LIABILITY
-------------------
   Long-term note payable to bank, net of current installments        22,247        28,852
                                                                  ----------     ---------

STOCKHOLDERS' EQUITY (DEFICIT)
--------------------
   Common stock, $.001 par value per share:
      Authorized 25,000,000 shares
      Issued and outstanding
           10,462,624 shares in 1999; 6,633,891 shares in 1998        10,462         6,633
   Additional paid-in capital                                      1,357,299       603,314
   Accumulated deficit                                              (975,064)     (747,306)
                                                                  ----------     ---------
                                                                     392,697      (137,359)
      Less: Common stock subscription receivable                     (53,750)            -
            Unused advertising barter credits                        (50,000)      (50,000)
                                                                  ----------     ---------

     TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                            288,947      (187,359)
                                                                  ----------     ---------

                                                                  $1,103,998     $ 138,844
                                                                  ==========     =========

See accompanying notes to financial statements.

                                    F2-3

                                                                EXHIBIT "B"

                        FAMOUS FIXINS, INC.
                  INTERIM STATEMENT OF OPERATIONS
                            (UNAUDITED)


                                                                 NINE MONTHS ENDED           THREE MONTHS ENDED
                                                                   SEPTEMBER 30,                SEPTEMBER 30,
                                                              -----------------------      ----------------------
                                                                 1999         1998            1999         1998
                                                              ----------   ----------      ----------   ----------
NET SALES                                                     $2,178,859   $  255,774      $  981,673   $  64,205
                                                              ----------   ----------      ----------   ---------

COST OF GOODS SOLD
------------------
   Merchandise inventory at beginning of period                   27,420       61,186          71,545      49,324
   Purchases                                                   1,194,682      154,878         530,874      51,869
   Other direct costs                                             95,241        2,956          26,107           -
                                                              ----------   ----------      ----------   ---------
                                                               1,317,343      219,020         628,526     101,193
      Less: Merchandise inventory at end
                   of period                                      79,868       46,342          79,868      46,342
                                                              ----------   ----------      ----------   ---------

TOTAL COST OF GOODS SOLD                                       1,237,475      172,678         548,658      54,851
                                                              ----------   ----------      ----------   ---------

GROSS PROFIT ON SALES                                            941,384       83,096         433,015       9,354

OTHER INCOME - Management
   and distribution services                                           -       29,176               -      14,176
                                                              ----------   ----------      ----------   ---------

TOTAL INCOME                                                     941,384      112,272         433,015      23,530
                                                              ----------   ----------      ----------   ---------

OPERATING EXPENSES
------------------
   Selling expenses                                              663,764      474,112         234,566     172,815
   General and administrative expenses                           380,489      140,743         157,386      57,712
   Interest expense, net                                           5,217        9,053           1,815       1,146
                                                              ----------   ----------      ----------   ---------

TOTAL OPERATING EXPENSES                                       1,049,470      623,908         393,767     231,673
                                                              ----------   ----------      ----------   ---------

OPERATING INCOME (LOSS) BEFORE
   PROVISION FOR INCOME TAXES                                   (108,086)    (511,636)         39,248    (208,143)

PROVISION FOR INCOME TAXES                                         1,334          669               -          44
                                                              ----------   ----------      ----------   ---------

NET INCOME (LOSS)                                             $ (109,420)  $ (512,305)     $   39,248   $(208,187)
                                                              ==========   ==========      ==========   =========

Net income (loss) per common share, basic                        $(0.011)     $(0.080)        $0.004      $(0.031)
Net income (loss) per common share,
   assuming full dilution                                        $(0.010)     $(0.080)        $0.003      $(0.031)
Weighted average number of common shares
   outstanding:
      Basic                                                   10,042,183    6,371,947     10,462,624     6,632,724
      Assuming full dilution                                  10,683,401    6,374,443     11,477,963     6,637,219

See accompanying notes to financial statements.

                                    F2-4

                                                                EXHIBIT "C"

                        FAMOUS FIXINS, INC.
                  INTERIM STATEMENT OF CASH FLOWS
                            (UNAUDITED)

                                                                     NINE MONTHS ENDED
                                                                        SEPTEMBER 30,
                                                                  -------------------------
                                                                     1999           1998
                                                                  ----------     ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                       $ (109,420)    $(512,305)
   Adjustments to reconcile net loss to net cash provided by
      (used in) operating activities:
         Noncash items:
            Depreciation                                               2,362         1,738
            Value of common stock issued for services
               received by the Company                                71,826        88,500
            Value of warrants issued for services received
               by the Company                                        222,131       153,800
         (Increase) decrease in assets:
            Accounts receivable                                     (627,387)      (36,882)
            Merchandise inventory                                    (52,448)       14,844
            Prepaid expenses and other current assets                 25,693         2,227
            Increase in security deposits                                  -        (2,400)
         Increase (decrease) in liabilities:
            Accounts payable and accrued expenses                    637,983         1,896
            Taxes payable - other than on income                       1,522         1,053
                                                                  ----------     ---------

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                  172,262      (287,529)
                                                                  ----------     ---------

CASH FLOWS USED IN INVESTING ACTIVITIES:
   Payments for plant and equipment additions                              -        (2,102)
                                                                  ----------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of common stock, net                       287,734       327,937
   Proceeds of long-term debt                                         35,000             -
   Repayments of long-term debt                                      (36,545)            -
   Payments of note payable to related party                        (134,303)       (5,755)
   Decrease in stockholders' loans                                         -       (11,154)
                                                                  ----------     ---------

NET CASH PROVIDED BY FINANCING ACTIVITIES                            151,886       311,028
                                                                  ----------     ---------

NET INCREASE IN CASH AND CASH EQUIVALENTS                            324,148        21,397

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                      19,500         9,522
                                                                  ----------     ---------

CASH AND CASH EQUIVALENTS AT END OF PERIOD                        $  343,648     $  30,919
                                                                  ==========     =========

Supplemental information about cash payments is as follows:
   Cash payments for interest                                     $   12,230     $   8,844
   Cash payments for income taxes                                 $      625     $     625

Supplemental disclosure of noncash financing activities:
   Common stock subscription received for common shares issued    $   53,750     $       -
   Issuance of common stock in exchange for plant and equipment
      acquired                                                    $        -     $   3,475

See accompanying notes to financial statements.

                                    F2-5

                                                                EXHIBIT "D"

                        FAMOUS FIXINS, INC.
       INTERIM STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
                           (UNAUDITED)

                                                                           ADDITIONAL                                  UNUSED
                                                                            PAID-IN                  COMMON STOCK    ADVERTISING
                                                       COMMON STOCK         CAPITAL     ACCUMULATED  SUBSCRIPTION      BARTER
                                          TOTAL      SHARES      AMOUNT    (DEFICIT)     DEFICIT      RECEIVABLE       CREDITS
                                        ---------  ----------  ----------  ----------  ------------  ------------    -----------
NINE MONTHS ENDED SEPTEMBER 30, 1999
------------------------------------

BALANCE (DEFICIT), JANUARY 1, 1999      $(245,824)  6,883,891  $    6,883  $  662,937  $  (865,644)  $         -     $   (50,000)

Issuance of common shares in
   a securities offering in
   February 1999 - net                    300,234   2,433,233       2,433     351,551            -       (53,750)

Issuance of common shares for
   services received                      121,826   1,145,500       1,146     120,680            -             -

Issuance of warrants for
   services received                      222,131           -           -     222,131            -             -

Net loss - nine months ended
   September 30, 1999                    (109,420)          -           -           -     (109,420)            -
                                        ---------  ----------  ----------  ----------  -----------   -----------     -----------

BALANCE - SEPTEMBER 30, 1999            $ 288,947  10,462,624  $   10,462  $1,357,299  $  (975,064)  $   (53,750)    $   (50,000)
                                        =========  ==========  ==========  ==========  ===========   ===========     ===========


NINE MONTHS ENDED SEPTEMBER 30, 1998
------------------------------------

BALANCE (DEFICIT) - JANUARY 1, 1998     $(233,991)  6,105,180  $    6,105  $   (5,095) $  (235,001)  $               $

Issuance in June 1998 of common shares
   on a one for one basis for common
   shares sold in January 1998 by the
   New York Subsidiary in its
   securities offering                    102,265     132,711         133     102,132

Issuance of common shares in a
   securities offering in
   July 1998 - net                        210,897     255,000         255     210,642

Issuance of common shares for goods
    and services received                  91,975     141,000         140     141,835                                   (50,000)

Issuance of warrants for services
   received                               153,800                             153,800

Net loss - Nine months ended
   September 30, 1998                    (512,305)                                        (512,305)
                                        ---------  ----------  ----------  ----------  -----------   -----------     -----------

BALANCE (DEFICIT) - SEPTEMBER 30, 1998  $(187,359)  6,633,891  $    6,633  $  603,314  $  (747,306)  $               $   (50,000)
                                        =========  ==========  ==========  ==========  ===========   ===========     ===========

See accompanying notes to financial statements.

                                    F2-6

                         FAMOUS FIXINS, INC.
                NOTES TO INTERIM FINANCIAL STATEMENTS
                 NINE MONTHS ENDED SEPTEMBER 30, 1999

NOTE 1.  STATEMENT OF INFORMATION FURNISHED
         ----------------------------------

            The accompanying unaudited interim financial statements have been prepared in accordance with Form SB-2 instructions and in the opinion of management contains all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position of Famous Fixins, Inc. as of September 30, 1999, the results of operations for the nine and three months ended September 30, 1999, and the statements of cash flows and stockholders' equity for the nine months ended September 30, 1999. These results have been determined on the basis of generally accepted accounting principles and practices and applied consistently with those used in the preparation of the Company's 1998 financial statements.

            Certain information and footnote disclosures normally included in the financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. It is suggested that the accompanying financial statements be read in conjunction with the financial statements and notes thereto incorporated by reference in the Company's 1998 financial statements.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         ------------------------------------------

           BUSINESS ACTIVITIES OF THE COMPANY
           ----------------------------------

             The Company is a promoter and marketer of celebrity endorsed food products and related merchandise. In April 1999, the Company introduced its cereal product lines which currently include those bearing the likenesses, names and endorsements of: Cal Ripken, Jr.; Sammy Sosa; Jeff Bagwell, Ken Caminiti and Craig Biggio; Alex Rodriguez; The New York Mets; Barry Bonds; Jake Plummer; and, of several other celebrity athletes as to whom contracts have been signed and additional product lines are in various stages of development, including Derek Jeter, Alonzo Mourning, and Tim Duncan. In addition, the Company continues to distribute the Olympia Dukakis Greek salad dressings line. These products are sold directly by the Company, and also through distribution agreements with third parties, to supermarket chains in various parts of the United States.

             In August 1998, the Company received approval to trade its common shares on the "OTC Bulletin Board".

             In 1999, the Company has issued an additional 3,578,733 shares of common stock in exchange for cash and services aggregating $475,810 which as at September 30, 1999 (a) $300,234 was collected by the Company; (b) $53,750 is receivable under a stock subscription agreement; and (c) $121,826 has been provided in various services. The offerings are pursuant to the exemptions from registration with the Securities and Exchange Commission (SEC) provided by Section 4(2) of the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, including Regulation D, and under applicable state laws, rules and regulations.

             The Company accounts for warrants issued to purchase common shares in connection with services rendered to the Company using the fair value method prescribed in SFAS NO. 123 "Accounting for Stock-Based Compensation". Stock-based compensation cost charged to operations for the nine months ended September 30, 1999 was $222,131.

                                    F2-7

                         FAMOUS FIXINS, INC.
          NOTES TO INTERIM FINANCIAL STATEMENTS (CONTINUED)
                 NINE MONTHS ENDED SEPTEMBER 30, 1999


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
         ------------------------------------------

           USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS
           --------------------------------------------------

             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

           MERCHANDISE INVENTORY
           ---------------------

             Merchandise inventory is stated at the lower of cost or market value on a first-in, first-out basis.

           PLANT AND EQUIPMENT
           -------------------

             Plant and equipment are stated at cost, less accumulated depreciation. The cost of major improvements and betterments to existing plant and equipment are capitalized, while maintenance and repairs are charged to expense when incurred. Upon retirement or other disposal of plant and equipment, the profit realized or loss sustained on such transaction is reflected in income. Depreciation is computed on the cost of plant and equipment on the straight-line method, based upon the estimated useful lives of the assets.

           EARNINGS PER SHARE
           ------------------

             In accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings Per Share", basic earnings per share is computed by dividing net income or loss by the number of weighted-average common shares outstanding during the period. Earnings per share, assuming dilution, is computed by dividing net income or loss by the number of weighted-average common shares and common stock equivalents outstanding during the period.

                                    F2-8

                         FAMOUS FIXINS, INC.
          NOTES TO INTERIM FINANCIAL STATEMENTS (CONTINUED)
                 NINE MONTHS ENDED SEPTEMBER 30, 1999


NOTE 3.  SUBSEQUENT EVENTS
         -----------------

         As of October 19, 1999, the Company entered into two Convertible Debenture and Warrants Purchase Agreements pursuant to which certain investors agreed to purchase (a) an aggregate of $550,000 principal amount of 5% Convertible Debentures (Debentures), convertible into common stock, due October 19, 2002 and (b) Warrants to purchase shares of the Company's common stock.

         At the initial closing date, the Company received an aggregate of $450,000 in connection with the sale of $450,000 principal amount of Convertible Debentures. A second closing date for the sale of the remaining $100,000 of Debentures is subject to the effective date of a registration statement described in the agreements and other conditions.

         In accordance with the agreements, the Company issued an aggregate of 139,152 warrants for the purchase of the Company's common stock exercisable between October 30, 1999 and October 30, 2004 at a purchase price of $.494 per share (125% of the market price on the closing date). The Debentures include an option by the Company to exchange the Debentures for Convertible Preferred Stock.

                                    F2-9

===============================================================================

      We have not authorized any dealer, salesperson or other person to give any information or to represent anything not contained in this prospectus. You must not rely upon any unauthorized information. This prospectus is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted. The information in this prospectus is not complete and may be changed. You should not assume that the information in this prospectus is correct at any time subsequent to its date.

===============================================================================



                             FAMOUS FIXINS, INC.

                      3,546,149 shares of Common Stock

          (consisting of: 3,206,997 shares of common stock underlying convertible debentures and 339,152 shares of common stock underlying warrants)


                                  PROSPECTUS

                              December ___, 1999

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers.

      Our Certificate of Incorporation provides: the corporation shall, to the fullest extent permitted by Article 7 of the Business Corporation Law, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Article, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which any person may be entitled under any By-Law, resolution of shareholders, resolution of directors, agreement, or otherwise, as permitted by said Article, as to action in any capacity in which he served at the request of the corporation.

      Article 7 of the New York Business Corporation Law provides the following:

            Section 721. Nonexclusivity of statutory provisions for indemnification of directors and officers. The indemnification and advancement of expenses granted pursuant to, or provided by, this article shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, whether contained in the certificate of incorporation or the by-laws or, when authorized by such certificate of incorporation or by-laws, (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Nothing contained in this article shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

            Section 722. Authorization for indemnification of directors and officers.

               (a) A corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

               (b) The termination of any such civil or criminal action or proceeding by judgment, settlement, conviction or upon a plea of nolo contenders, or its equivalent, shall not in itself create a presumption that any such director or officer did not act, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interest of the corporation or that he had reasonable cause to believe that his conduct was unlawful.

               (c) A corporation may indemnify any person made, or threatened to be made, a party to an action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he, his testator or intestate, is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of any other corporation of any type or kind, domestic or foreign, of any partnership, joint venture, trust, employee benefit plan or other enterprise, against amounts paid in settlement and reasonable expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification under this paragraph shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

               (d) For the purpose of this section, a corporation shall be deemed to have requested a person to serve an employee benefit plan where the performance by such person of his duties to the corporation also imposes duties on, or otherwise involves services by, such person to the plan or participants or beneficiaries of the plan; excise taxes assessed on a person with respect to an employee benefit plan pursuant to applicable law shall be considered fines; and action taken or omitted by a person with respect to an employee benefit plan in the performance of such person's duties for a purpose reasonably believed, by such person to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.


            Section 723. Payment of indemnification other than by court award.

               (a) A person who has been successful, on the merits or otherwise, in the defense of a civil or criminal action or proceeding of the character described in section 722 shall be entitled to indemnification as authorized in such section.

               (b) Except as provided in paragraph (a), any indemnification under section 722 or otherwise permitted by section 721, unless ordered by a court under section 724 (Indemnification of directors and officers by a court), shall be made by the corporation, only if authorized in the specific case:

                  (1) By the board acting by a quorum consisting of directors who are not parties to such action or proceeding upon a finding that the director or officer has met the standard of conduct set forth in section 722 or established pursuant to section 721, as the case may be, or,

                  (2) If a quorum under subparagraph (1) is not obtainable or, even if obtainable, a quorum of disinterested directors so directs;

                     (A) By the board upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the applicable standard of conduct set forth in such sections has been met by such director or officer, or

                     (B) By the shareholders upon a finding that the director or officer has met the applicable standard of conduct set forth in such sections.

                     (C) Expenses incurred in defending a civil or criminal action or proceeding may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount as, and to the extent, required by paragraph (a) of section 725.

            Section 724. Indemnification of directors and officers by a court.

               (a) Notwithstanding the failure of a corporation to provide indemnification, and despite and contrary resolution of the board or of the shareholders in the specific case under section 723 (Payment of indemnification other than by court award), indemnification shall be awarded by a court to the extent authorized under section for indemnification of directors and officers), 722 (Authorization for indemnification of directors and officers) and paragraph (a) of section 723. Application therefor may be made, in every case, either:

                   (1) In the civil action or proceeding in which the expenses were incurred or other amounts were paid, or

                   (2) To the supreme court in a separate proceeding, in which case the application shall set forth the disposition of any previous application made to any court for the same or similar relief and also reasonable cause for the failure to make application for such relief in the action or proceeding in which the expenses were incurred or other amounts were paid.

               (b) The application shall be made in such manner and form as may be required by the applicable rules of court or, in the absence thereof, by direction of a court to which it is made. Such application shall be upon notice to the corporation. The court may also direct that notice be given at the expense of the corporation to the shareholders and such other persons as it may designate in such manner as it may require.

               (c) Where indemnification is sought by judicial action, the court may allow a person such reasonable expenses, including attorneys' fees, during the pendency of the litigation as are necessary in connection with his defense therein, if the court shall find that the defendant has by his pleadings or during the course of the litigation raised genuine issues of fact or law.

            Section 725. Other provisions affecting indemnification of directors and officers.

               (a) All expenses incurred in defending a civil or criminal action or proceeding which are advanced by the corporation under paragraph
(c) of section 723 (Payment of indemnification other than by court award) or allowed by a court under paragraph (c) of section 724 (Indemnification of directors and officers by a court) shall be repaid in case the person receiving such advancement or allowance is ultimately found, under the procedure set forth in this article, not to be entitled to indemnification or, where indemnification is granted, to the extent the expenses so advanced by the corporation or allowed by the court exceed the indemnification to which he is entitled.

               (b) No indemnification, advancement or allowance shall be made under this article in any circumstance where it appears:

                  (1) That the indemnification would be inconsistent with the law of the jurisdiction of incorporation of a foreign corporation which prohibits or otherwise limits such indemnification;

                  (2) That the indemnification would be inconsistent with a provision of the certificate of incorporation, a by-law, a resolution of the board or of the shareholders, an agreement or other proper corporate action, in effect at the time of the accrual of the alleged cause of action asserted in the threatened or pending action or proceeding in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or

                  (3) If there has been a settlement approved by the court, that the indemnification would be inconsistent with any condition with respect to indemnification expressly imposed by the court in approving the settlement.

               (c) If any expenses or other amounts are paid by way of indemnification, otherwise than by court order or action by the shareholders, the corporation shall, not later than the next annual meeting of shareholders unless such meeting is held within three months from the date of such payment, and, in any event, within fifteen months from the date of such payment, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the persons paid, the amounts paid, and the nature and status at the time of such payment of the litigation or threatened litigation.

               (d) If any action with respect to indemnification of directors and officers is taken by way of amendment of the by-laws, resolution of directors, or by agreement, then the corporation shall, not later than the next annual meeting of shareholders, unless such meeting is held within three months from the date of such action, and, in any event, within fifteen months from the date of such action, mail to its shareholders of record at the time entitled to vote for the election of directors a statement specifying the action taken.

               (e) Any notification required to be made pursuant to the foregoing paragraph (c) or (d) of this section by any domestic mutual insurer shall be satisfied by compliance with the corresponding provisions of section one thousand two hundred sixteen of the insurance law.

               (f) The provisions of this article relating to indemnification of directors and officers and insurance therefor shall apply to domestic corporations and foreign corporations doing business in this state, except as provided in section 1320 (Exemption from certain provisions).

            Section 726. Insurance for indemnification of directors and officers.

               (a) Subject to paragraph (b), a corporation shall have power to purchase and maintain insurance:

                  (1) To indemnify the corporation for any obligation which it incurs as a result of the indemnification of directors and officers under the provisions of this article, and

                  (2) To indemnify directors and officers in instances in which they may be indemnified by the corporation under the provisions of this article, and

                  (3) To indemnify directors and officers in instances in which they may not otherwise be indemnified by the corporation under the provisions of this article provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the superintendent of insurance, for a retention amount and for co-insurance.

               (b) No insurance under paragraph (a) may provide for any payment, other than cost of defense, to or on behalf of any director or officer:

                  (1) if a judgment or other final adjudication adverse to the insured director or officer establishes that his acts of active and deliberate dishonesty were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled, or

                  (2) in relation to any risk the insurance of which is prohibited under the insurance law of this state.

               (c) Insurance under any or all subparagraphs of paragraph (a) may be included in a single contract or supplement thereto. Retrospective rated contracts are prohibited.

               (d) The corporation shall, within the time and to the persons provided in paragraph (c) of section 725 (Other provisions affecting indemnification of directors or officers), mail a statement in respect of any insurance it has purchased or renewed under this respesection, specifying the insurance carrier, date of the contract, cost of the insurance, corporate positions insured, and a statement explaining all sums, not previously reported in a statement to shareholders, paid under any indemnification insurance contract.

               (e) This section is the public policy of this state to spread the risk of corporate management, notwithstanding any other general or special law of this state or of any other jurisdiction including the federal government.

      Our Certificate of Incorporation further provides: personal liability of the directors of the corporation is eliminated to the fullest extent permitted by the provisions of paragraph (b) of Section 402 of the Business Corporation Law, as the same may be amended and supplemented.

      Section 402(b) of the New York Business Corporation Law provides: the certificate of incorporation may set forth a provision eliminating or limiting the personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity, provided that no such provision shall eliminate or limit: (1) the liability of any director if a judgment or other final adjudication adverse to him establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated section 719, or (2) the liability of any director for any act or omissions prior to the adoption of a provision authorized by this paragraph.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Famous Fixins pursuant to the foregoing provisions or otherwise, we are aware that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 25.  Other Expenses of Issuance and Distribution.

      The following is a statement of the expenses (all of which are estimated other than the SEC registration fee), other than underwriting discounts and commissions, to be incurred in connection with the distribution of the securities registered under this registration statement.

                                                                AMOUNT
                                                              TO BE PAID
                                                              ----------
SEC registration fee..........................................$   338.14
Legal fees and expenses....................................... 10,000.00
Blue Sky fees and expenses....................................  2,000.00
Accounting fees and expenses..................................  2,500.00
Printing expenses.............................................  1,000.00
                                                               ---------
      Total...................................................$15,338.14
                                                               =========

Item 26.  Recent Sales of Unregistered Securities

      On May 28, 1998, we completed the acquisition of Famous Fixins,
Inc., a privately-held New York corporation formed on November 29, 1995 ("FFNY"). Pursuant to a Plan and Agreement of Reorganization, we issued 5,494,662 shares of common stock to certain shareholders of FFNY which included the controlling shareholders of FFNY, Jason Bauer and Peter Zorich, in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933. Pursuant to the reorganization, Jason Bauer, Peter Zorich, and certain non-affiliates exchanged their collective shares of FFNY, on a pro-rata basis, for 2,409,747, 2,409,747, and 674,968 unregistered and restricted shares of Famous Fixins, respectively.

      On May 28, 1998, we issued 246,828 warrants exercisable for five years to purchase shares of Famous Fixins' common stock to all of the holders of warrants of FFNY in exchange for their aggregate of 246,828 warrants, valued at $227,664 at the times of issuances, to purchase the common stock of FFNY in transactions deemed to be exempt under Section 4(2) of the Securities Act of 1933. Dan Brecher has 69,552 warrants exercisable at $.90 per share. Fischbein Badillo Wagner Harding has 34,776 warrants exercisable at $.90 per share. Erik Estrada has 35,000 warrants exercisable at $.90 per share. Olympia Dukakis has 100,000 warrants at $1.00 per share. Diana Goldstein has 7,500 warrants exercisable at $1.00.

      On May 28, 1998, we issued 11,000 shares of common stock to Weinstein Otterman in exchange for services, valued at $11,000, rendered to Famous Fixins, in connection with a newspaper advertising design, in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933.

      On June 2, 1998, we issued 300,000 warrants to purchase shares of Famous Fixins' common stock to Michael Simon for publicity services valued at $275,982, to be rendered to Famous Fixins over a five year period, in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933. The warrants are exercisable for six years at $1.00 per share, subject to vesting at a rate of 60,000 per year and subject to other conditions of performance of services to Famous Fixins.

      Between June 1998 and July 1998, we issued 255,000 shares of common stock pursuant to a securities offering deemed to be exempt under Rule
504 of Regulation D under the Securities Act of 1933, for a total of $255,000. The securities offering was conducted by Famous Fixins' officers and directors who were not paid commissions or other forms of remuneration. No underwriters' fees or commissions were paid in the transactions.

      In July 1998, we issued 132,711 shares of common stock to the shareholders of FFNY in exchange for 132,711 shares of common stock of FFNY, which the shareholders of FFNY had purchased from FFNY for $.90 per share, and which represented all of the outstanding and issued shares of FFNY not already held by Famous Fixins, pursuant to transactions deemed to be exempt under Rule 504 of Regulation D under the Securities Act of 1933. The securities offering was conducted by Famous Fixins' officers and directors who were not paid commissions or other forms of remuneration. No underwriters fees or commissions were paid in the transactions.

      On July 14, 1998, we issued 37,500 shares of common stock to Marvin Kaplan in exchange for services, related to magazine and radio advertising valued at $37,500, rendered to Famous Fixins in a transaction deemed to be exempt under Rule 504 of Regulation D under the Securities Act of 1933.

      On July 22, 1998, we issued to ATG Limited 87,500 shares of common stock and 40,000 warrants to purchase Famous Fixins' common stock for services rendered to Famous Fixins pursuant to a service agreement for print and radio advertising valued at $110,057, in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933. The warrants were issued as follows: 10,000 warrants were exercisable for one year at $1.50 per share and have expired; 10,000 warrants were exercisable for one year at $1.25 and have expired; 10,000 warrants are exercisable for two years at $2.00 per share;
and 10,000 warrants are exercisable for two years at $2.25 per share.

      Between July 1998 and August 1998, we issued 5,000 shares of common stock in exchange for services, related to developing a cookbook, developing a radio commercial and for office supplies, valued at $5,975, rendered to Famous Fixins in transactions deemed to be exempt under Section 4(2) of the Securities Act of 1933.

      On October 8, 1998, we issued 20,000 warrants to purchase shares of common stock to Brighton Venture Corp., exercisable at $1.00 per share and expiring on January 1, 2003, in exchange for business development and consulting services valued $22,377 rendered to us in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933.

      Between December 1998 and April 1999, we sold 3,162,066 shares of common stock, at prices ranging from $.10 to $.25 per share, pursuant to a securities offering deemed to be exempt under Rule 504 of Regulation D under the Securities Act of 1933, for a total of $428,310. The securities offering was conducted by Famous Fixins' officers and directors who were not paid commissions or other forms of remuneration. No underwriters fees or commissions were paid in the transactions.

      On February 10, 1999, we issued to Stockplayer.com 1,000,000 shares of Famous Fixins' common stock as consideration pursuant to a service agreement for promotional services of Famous Fixins' business operations, valued at $100,000, in a transaction deemed to be exempt under Rule 504 of Regulation D under the Securities Act of 1933.

      On April 12, 1999, we issued 10,000 warrants to purchase shares of common stock to Brighton Venture Corp., exercisable at $1.00 per share and expiring on January 1, 2003, in exchange for business development and consulting services, valued at $3,535, rendered to Famous Fixins in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933.

      On April 12, 1999, we entered into an employment with Jason Bauer to serve as President and Chief Executive Officer for a term of five years ending April 11, 2004. Under the agreement, Mr. Bauer has been granted five-year options to purchase up to 1,500,000 shares of Famous Fixins' common stock, proportioned to vest only after Famous Fixins achieves certain corporate milestones, exercisable at $.30 per share. Options to purchase 600,000 shares at $.30 per share shall vest following the first fiscal year end in which Famous Fixins obtains four or more new celebrity, company, entity or athlete licenses similar in stature and structure to the eight licenses that Famous Fixins presently has (the "Licenses") or in which Famous Fixins' EBITDA exceeds $300,000; additional options to purchase 300,000 additional shares at $.30 per share shall vest following the first fiscal year end in which Famous Fixins obtains a further three new Licenses or more or in which Famous Fixins' EBITDA exceeds $500,000; additional options to purchase 300,000 additional shares at $.30 per share shall vest following the first fiscal year end in which Famous Fixins obtains a further three new Licenses or more or in which Famous Fixins' EBITDA exceeds $700,000; and additional options to purchase 300,000 additional shares at $.30 per share shall vest following the first fiscal year end in which Famous Fixins obtains a further three new Licenses or more or in which Famous Fixins' EBITDA exceeds $1,000,000. These options are cumulative and are subject to anti-dilution rights. If any milestones are achieved in the same year, all such options shall vest at the time such milestone is achieved. These options were valued at approximately $522,450 at the time of issuance.

      Between April 1, 1999 and September 21, 1999, we issued to the
Tufton Group, Samma Sosa, Alex Rodriguez, Ken Caminiti, Craig Biggio, Jeff Bagwell, Killer Bee, Inc. and a designated charity, Derek Jeter, Jake Plummer, Peyton Manning, Alonzo Mourning, Tim Duncan, JAE Endorsements Inc. and Jeff Sperbeck, pursuant to license agreements, an aggregate of 715,000 warrants and options to purchase Famous Fixins' common stock, exercisable for five years from date of issue at prices of $.15 to $.50 per share, in transactions deemed to be exempt under Section 4(2) of the Securities Act of 1933. These warrants were collectively valued at approximately $285,709 at the times of issuances.

      On April 22, 1999, we issued to Albert Ferreira for photography services rendered to Famous Fixins, valued at $3,434, 10,000 warrants to purchase Famous Fixins' common stock exercisable for five years at $.40 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933.

      On April 22, 1999, we issued to Michael Lewittes for publicity services rendered to Famous Fixins, valued at $3,434, 10,000 warrants to purchase Famous Fixins' common stock exercisable for five years at $.40 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933.

      On April 22, 1999, we issued to Robert Zarem for publicity services rendered to Famous Fixins, valued at $3,434, 10,000 warrants to purchase Famous Fixins' common stock exercisable for five years at $.40 per share in a transaction deemed to be exempt under Section 4(2) of the Securities Act of 1933.

      On September 9, 1999, we entered into an agreement with First
Atlanta Securities, LLC for financial consulting services. Under the agreement, First Atlanta Securities was entitled to receive 53,191 shares of common stock and warrants to purchase 100,000 shares of common stock which have piggyback registration rights in a transaction deemed to be exempt under
Section 4(2) of the Securities Act of 1933. The warrants may be exercised at $1.00 per share and expire on September 9, 2004. The warrants were valued at approximately $41,513 on the date of the agreement. Subsequent to entering into the agreement, in November 1999, we agreed to make a cash payment of $25,000 instead of issuing 53,191 shares of common stock to First Atlanta Securities.

      We entered into agreements, dated as of October 19, 1999, for the sale of five percent convertible debentures and warrants to purchase shares of common stock to three accredited investors in transactions deemed to be exempt under Section 4(2) of the Securities Act of 1933. We received gross proceeds of $450,000, and an additional $100,000 which is due five days after this registration statement is declared effective. The interest on the convertible debentures is payable quarterly and accrues from the date of issuance on the principal amount of the convertible debentures. The convertible debentures are due October 30, 2002. At our option, we may pay the interest on the convertible debentures in cash or in registered shares of common stock. The holders of the convertible debentures are entitled to convert the debentures into shares of common stock at a conversion price equal to the lower of 80% of the market price of the common stock or $0.55. If the conversion price of the common stock is less than $0.20 per share on any conversion date, we may elect to redeem the debentures in their entirety or to deliver to the holders either cash or common stock or a combination of cash and common stock. The amount of cash to be delivered upon such redemption or conversion shall equal the closing ask price on the conversion date or the date we give notice of redemption multiplied by the number of shares of common stock that would have been issued at the conversion price upon such conversion or redemption. Pursuant to the agreements and receipt of gross proceeds of $450,000, we issued 139,152 warrants, exercisable before October 30, 2004 at a purchase price of $.494 per share, which is 125% of the market price of the common stock on the closing date. At a subsequent closing for the $100,000, we intend to issue $100,000 principal amount of five percent convertible debentures. We are obligated to prepare and file a registration statement under the Securities
Act of 1933 for shares of common stock issuable upon the conversion of the convertible debentures and the warrants at our expense.

Item 27.  Exhibits

      The following exhibits either are filed herewith or incorporated by reference to documents previously filed or will be filed by amendment, as indicated below:

Exhibit      Description
-------      -----------
2.1*         Plan and Agreement of Reorganization between Spectrum Resources,
             Inc. and Famous Fixins, Inc.
2.2*         Agreement and Plan of Merger between Famous Fixins, Inc., a
             Nevada corporation, and Famous Fixins Holding Company, Inc., a
             New York corporation
2.3*         Agreement and Plan of Merger between Famous Fixins, Inc., a New
             York corporation, and Famous Fixins Holding Company, Inc., a
             New York corporation
3(i)(1)*     Articles of Incorporation of Spectrum Resources, Inc.
3(i)(2)*     Certificate of Incorporation of Famous Fixins Holding Company,
             Inc.
3(i)(3)*     Articles of Merger for Famous Fixins, Inc., a Nevada corporation, and Famous Fixins Holding Company, Inc., a New York corporation
3(i)(4)*     Certificate of Merger of Famous Fixins Holding Company, Inc., a
             New York corporation, and Famous Fixins, Inc., a Nevada
             corporation
3(i)(5)*     Certificate of Merger of Famous Fixins, Inc., a New York
             corporation, and Famous Fixins Holding Company, Inc.
3(i)(6)*     Certificate of Amendment of the Certificate of Incorporation of
             Famous Fixins Holding Company, Inc.
3(ii)*       By-Laws
4.1*         Form of Warrant Certificate
4.2*         Warrant Certificate of Michael Simon
4.3*         Form of Warrant Certificate
4.4*         Convertible Debenture and Warrants Purchase Agreement between
             Famous Fixins, Inc. and AMRO International, S.A.
4.5*         Convertible Debenture and Warrants Purchase Agreement between
             Famous Fixins, Inc. and Austost Anstalt Schaan and Balmore
             Funds, S.A.
5**          Opinion of Law Offices of Dan Brecher as to validity of Common
             Stock being offered.
9*           Voting Agreement between Jason Bauer and Peter Zorich
10.1*        Employment Agreement for Jason Bauer
10.2*        Lease Agreement
10.3*        License Agreement between Famous Fixins, Inc. and Olympia Dukakis
10.4*        Marketing Agreement between Crown Prince, Inc. and Famous Fixins,
             Inc.
10.5*        License Agreement between The Tufton Group and Famous Fixins, Inc.
10.6*        License Agreement between Major League Baseball Properties, Inc.
             and Famous Fixins, Inc.
10.7*        License Agreement between Famous Fixins, Inc. and IMS and KKSM
             F/S/O Sammy Sosa
10.9*        License Agreement between Famous Fixins, Inc. and Ken Caminiti,
             Craig Biggio and Jeff Bagwell
10.10*       License Agreement between Famous Fixins, Inc. and Turn 2, Inc.
10.11*       License Agreement between Famous Fixins, Inc. and Jake "The
             Snake" Enterprises
10.12*       License Agreement between Famous Fixins, Inc. and Pey Dirt, Inc.
10.13*       License Agreement between Famous Fixins, Inc. and Alonzo Mourning
10.14*       Promotional License Agreement between Famous Fixins, Inc. and
             Major League baseball Players Association
10.15*       Major League Baseball Properties, Inc. License Agreement
10.16*       License Agreement between Famous Fixins, Inc. and Tim Duncan
10.17*       Promotion Agreement between Famous Fixins, Inc. and Sterling
             Doubleday Enterprises, L.P.
10.18*       Financial Consulting Agreement between Famous Fixins, Inc. and
             First Atlanta Securities, LLC
23.1**       Consent of Wiss & Company LLP
23.2**       Consent of Law Offices of Dan Brecher (filed as Exhibit 5 herein)

_____
* Incorporated by reference to Registration Statement on Form 10-SB/A (Amendment No. 3) filed on December 10, 1999.
**  Filed herewith.

Item 28.  Undertakings.

      (A)   The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (B)   The undersigned registrant hereby undertakes that:

            (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on December 28, 1999.


                                     FAMOUS FIXINS, INC.

                                     By:  /s/ Jason Bauer
                                          -------------------------------------
                                          Jason Bauer
                                          Chief Executive Officer and President


     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURES                 TITLE                               DATE
----------                 -----                               ----

/s/ Jason Bauer            Chairman of the Board, President,   December 28, 1999
----------------------     Treasurer and Chief Executive
Jason Bauer                Officer


/s/ Peter Zorich           Vice President, Secretary,          December 28, 1999
----------------------     and Director
Peter Zorich


/s/ Michael Simon          Vice President and Director         December 28, 1999
----------------------
Michael Simon